UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KinderCare Learning Companies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2026 Notice of Annual Meeting and Proxy Statement

KINDERCARE LEARNING COMPANIES, INC.

5005 Meadows Road

Lake Oswego, OR 97035

Dear Fellow Stockholders:

On behalf of the Board of Directors and the senior management team, we are pleased to invite you to join KinderCare Learning Companies’ Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually on Thursday, June 4, 2026, at 9:00 a.m. Pacific Time. Stockholders will be able to attend and vote online (for those who intend to vote at the Annual Meeting) at www.proxydocs.com/KLC by entering the control number provided on their proxy card.

At this meeting, you will have a chance to vote on the matters set forth in the accompanying proxy statement and have an opportunity to ask questions.

For more than 55 years, KinderCare has been a trusted partner to families, supporting children during their most important early years. Our long-standing heritage is built on a commitment to quality, consistency and care—values that continue to guide how we serve families today. Over the decades, we have grown into a national network while maintaining a focus on what matters most: helping children learn, grow and thrive in safe, nurturing environments.

Over the past year, KinderCare has continued to make meaningful progress in delivering on our mission to provide high-quality early childhood education while creating long-term value for our stockholders. Demand for accessible, reliable child care remains strong, and our differentiated model—grounded in educational excellence, operational consistency and national scale—positions us well to meet the evolving needs of families and employers.

We have remained focused on executing our strategy with discipline. This includes investing in our teachers and staff, enhancing the experience for families through technology and service improvements, and maintaining a strong focus on safety, quality, and compliance. At the same time, we continue to drive operational efficiencies and thoughtful growth to strengthen our financial performance.

Our commitment to quality is at the core of everything we do. Families trust us with their children during some of the most important developmental years, and we take that responsibility seriously. We are continuously working to elevate our programs, support our educators, and ensure safe, nurturing environments in all our programs nationwide.

We also recognize the important role KinderCare plays in supporting working families and employers. As workforce participation and employer-sponsored child care solutions continue to evolve, we see meaningful opportunities to expand our partnerships and extend our impact.

Looking ahead, we remain confident in our ability to build on our strong foundation. While we operate in a dynamic environment, our focus on quality, consistency, and operational excellence continues to guide our decisions and position us for sustainable growth.

Your vote is important. We encourage you to review the proxy statement and vote your shares in advance of the meeting.

On behalf of the entire KinderCare team, thank you for your continued support and investment in our company.

Sincerely,

Tom Wyatt

Chair of the Board and Chief Executive Officer

KINDERCARE LEARNING COMPANIES, INC.

5005 Meadows Road

Lake Oswego, OR 97035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of KinderCare Learning Companies, Inc. (the “Company,” “we” or “our”) will be held virtually on Thursday, June 4, 2026 at 9:00 a.m. Pacific Time . The Annual Meeting may be accessed at www.proxydocs.com/KLC where you will be able to listen to the meeting live, submit questions, and vote online. Login will be available starting at 8:45 a.m. Pacific Time and the meeting will begin promptly at 9:00 a.m. Pacific Time.

The purposes of the Annual Meeting are as follows:

1.
Election of the two Class II director nominees to serve until the 2029 annual meeting of stockholders and election of one Class I director nominee to serve until the 2028 annual meeting of stockholders;
2.
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026; and
3.
Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

These proposals are more fully described in the proxy statement accompanying this notice.

April 9, 2026 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Only stockholders of record at the close of business as of the record date will be entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important! Whether or not you expect to attend the Annual Meeting, we encourage you to vote as soon as possible by following the instructions on the Notice of Internet Availability of Proxy Materials, your proxy card or the voting instruction form you received.

In order to vote at the Annual Meeting, you will need the control number that is printed in the box marked by the arrow on your proxy card, the Notice of Internet Availability of Proxy Materials or on the voting instructions that accompanied your proxy materials. If you hold your shares through a bank, brokerage firm or other nominee, you should contact the bank, broker or other institution well in advance of the meeting if you have questions about obtaining your control number. If you need assistance voting your shares, please call Investor Relations at (503) 872-1300 or send an e-mail to investors@kindercare.com.

We hope that you will be able to join us virtually. Thank you for your ongoing support of and interest in KinderCare Learning Companies, Inc.

By Order of the Board of Directors,
Kathryn Gallagher
Corporate Secretary

April 20, 2026

Important notice regarding the Internet availability of proxy materials for the stockholders meeting to be held on Thursday, June 4, 2026. Stockholders may access, view and download this notice of meeting and proxy statement and the 2025 Annual Report at www.proxydocs.com/KLC.

KINDERCARE LEARNING COMPANIES, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

June 4, 2026

INTRODUCTION

This proxy statement provides information for stockholders of KinderCare Learning Companies, Inc. (“we,” “us,” “our,” “KinderCare” and the “Company”), as part of the solicitation of proxies by the Company and its board of directors (the “board” or the “board of directors”) from holders of the outstanding shares of the Company’s common stock, par value $0.01 per share, for use at the Company’s 2026 annual meeting of stockholders to be held in a virtual format at www.proxydocs.com/KLC at 9:00 a.m. Pacific Time on June 4, 2026, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

1.
Election of the two Class II director nominees to serve until the 2029 annual meeting of stockholders and election of one Class I director nominee to serve until the 2028 annual meeting of stockholders;
2.
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026; and
3.
Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

A Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials, including this proxy statement and our 2025 Annual Report on Form 10-K, is being mailed to stockholders on or about April 20, 2026. The Notice also provides instructions on how to vote over the Internet, by phone or by mail. If you receive a Notice by mail, you will not receive printed and mailed proxy materials unless you specifically request them.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read the enclosed proxy statement in its entirety.

Why are we providing these materials?

Our board is providing these materials to you in connection with the Annual Meeting, which will take place on June 4, 2026, and will be held in a virtual format at www.proxydocs.com/KLC beginning at 9:00 a.m. Pacific Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein. Please be sure to retain the control number listed on your voting instruction card in order to attend our virtual stockholder meeting. If you hold your shares through a bank, brokerage firm or other nominee, you should contact the bank, broker or other institution well in advance of the meeting if you have questions about obtaining your control number.

What information is contained in this proxy statement?

This proxy statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, governance matters, the compensation of our directors and executive officers, and other required information.

What proposals will be voted on at the Annual Meeting?

There are three proposals scheduled to be voted on at the Annual Meeting:

•
Election of the two Class II director nominees to serve until the 2029 annual meeting of stockholders and election of one Class I director nominee to serve until the 2028 annual meeting of stockholders;
•
Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2026; and
•
Approve, on an advisory basis, the compensation of our named executive officers.

We will also consider other business that properly comes before the Annual Meeting.

What shares can I vote?

You may vote all shares of common stock that you owned as of the close of business on the record date, April 9, 2026. You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank, or other nominee. The proxy card will indicate the number of shares.

As of April 9, 2026, there were 118,428,299 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders will be available at our headquarters at 5005 Meadows Road Lake Oswego, OR 97035 for a period of at least ten days prior to the Annual Meeting.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record: If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.

Beneficial owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, who is considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from your nominee authorizing you to do so. Your nominee has sent you instructions on how to direct the nominee’s vote. You may vote by following those instructions and the instructions on the Notice.

How do stockholders vote?

If you are a stockholder of record, you may have your shares voted on matters presented at the Annual Meeting in any of the following ways:

•
During the meeting—you may attend the Annual Meeting virtually and cast your vote then. If you have already voted online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior vote.
•
By proxy—stockholders of record have a choice of voting by proxy:
o
over the Internet at www.proxypush.com/KLC;
o
by using a toll-free telephone number noted on your proxy card; or
o
by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

The Internet and telephone voting facilities for stockholders of record will close at 8:59 p.m., Pacific Time, on June 3, 2026.

If you properly cast your vote by either voting your proxy via Internet, telephone or by executing and returning the proxy card, and if your vote is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. At the time we mailed these proxy materials, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board. If you are a street name holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when voting over the Internet or by telephone. Please be aware that if you vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

What is a proxy holder?

We are designating Tom Wyatt, our Chief Executive Officer, and Tony Amandi, our Chief Financial Officer, to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the board of directors recommends. While we do not expect any other business to be properly presented for a vote, if it does, they will vote on those matters in their discretion. If a director nominee is unwilling or unable to serve, the proxy holders will vote in their discretion for an alternative nominee.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

•
“ FOR ” the election of the Board’s nominees as Class II directors for a three-year term and “ FOR ” the election of the Board’s nominee as a Class I director for a two-year term
•
“ FOR ” the ratification of the appointment of PricewaterhouseCoopers LLP;
•
“ FOR ” the advisory approval of the compensation of our named executive officers.

May my broker vote for me?

If your broker holds your shares in street name, the broker may vote your shares only on certain routine or “non-discretionary” matters even if it does not receive instructions from you. At the Annual Meeting, your broker may, without instructions from you, vote on Proposal 2, the ratification of the appointment of auditors, but not on any of the other proposals.

What are abstentions and broker non-votes?

An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal. “Broker non-votes” represent votes that could have been cast on a particular matter by a broker, as a stockholder of record, but that were not cast because the broker (i) lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares or (ii) had discretionary voting authority but nevertheless refrained from voting on the matter.

Can I change my vote or revoke my proxy?

Yes, you may change your vote after you send in your proxy card or vote your shares via the Internet or by telephone by following these procedures:

•
Entering a new vote online;
•
Entering a new vote by telephone;
•
Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or
•
Attending the Annual Meeting and voting during the meeting.

What constitutes a quorum for the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the voting power of the outstanding shares of common stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 118,428,299 shares of common stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and “broker non-votes” (when a broker does not have authority to vote on the proposal in question) are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve the election of directors (Proposal 1)?

Director nominees are elected by plurality vote. Therefore, if you do not vote for a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. Broker non-votes will have no effect on the outcome of Proposal 1.

What vote is required to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026 (Proposal 2)?

Proposal 2 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or “abstain” on Proposal 2. Abstentions will have no effect on the outcome of Proposal 2. We do not expect any broker non-votes on Proposal 2.

What vote is required for the advisory approval of the compensation of our named executive officers (Proposal 3)?

Proposal 3 will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. You may vote “for” or “against,” or “abstain” on Proposal 3. Because the proposal to approve the compensation paid to named executive officers for the fiscal year ended January 3, 2026 is advisory, it will not be binding on us, the compensation committee or the board of directors. However, our compensation committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?

You may receive more than one Notice of Internet Availability of Proxy Materials if, for example, you hold your shares in multiple brokerage accounts. You must vote based on the instructions in each Notice of Internet Availability of Proxy Materials separately.

How are votes counted?

BetaNXT, Inc. has been appointed to be the inspector of elections and in this capacity will supervise the voting, decide the validity of proxies and certify the results. We will publish final vote counts within four business days after the Annual Meeting on a Current Report on Form 8-K.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within the Company or to third parties, except as necessary (i) to meet applicable legal requirements, (ii) to allow for tabulation and certification of the vote, and (iii) to facilitate successful proxy solicitation by the board of directors.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling and mailing the Notice of Internet Availability of Proxy Materials, the notice of Annual Meeting and proxy statement, and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.

Who can attend the Annual Meeting?

Any Company stockholder as of the close of business on the record date may attend the Annual Meeting by logging in at www.proxydocs.com/KLC. To be admitted to the Annual Meeting, you must enter the control number found on the Notice of Internet Availability of Proxy Materials, or if you received paper copies, your proxy card or voting instruction form. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the meeting if you have questions about obtaining your control number.

Even if you plan to attend the meeting, please vote your shares by submitting a proxy as soon as possible.

Who should I call if I have any questions?

If you have any questions about the Annual Meeting, voting or your ownership of our common stock, please call Investor Relations at (503) 872-1300 or send an e-mail to investors@kindercare.com.

PROPOSAL 1:

Election of Directors

Our business operates under the direction of our board of directors, which currently consists of six directors. In accordance with our current certificate of incorporation, our board consists of three classes of directors, Classes I, II, and III, each of which has a three-year term. The term of all Class II directors expires at the Annual Meeting, and the terms of the Class III and Class I directors expire at the 2027 Annual Meeting of Stockholders and the 2028 Annual Meeting of Stockholders, respectively.

Michael Nuzzo and Tom Wyatt are the Class II directors whose terms expire at the Annual Meeting and have been nominated to serve as Class II directors. Mr. Nuzzo and Mr. Wyatt are each currently serving as directors of the Company.

In order to rebalance the number of directors in each class, our board of directors also has nominated Jean Desravines, currently a Class III director, for election as a Class I director. If all nominees are elected at the Annual Meeting, there will be two directors serving in each of Classes I, II, and III immediately following the Annual Meeting.

Each of the nominees was recommended to the board of directors by the nominating and corporate governance committee.

Pursuant to the Stockholders Agreement dated October 8, 2024 between KinderCare, affiliates of Partners Group Holding AG (“PG”) and certain other stockholders, PG is entitled to designate individuals to be included in the slate of nominees recommended by our board of directors for election to our board of directors.

If elected, the nominees will each hold office until the conclusion of the annual meeting of stockholders in the relevant year and a successor is duly elected and qualified or until earlier death, resignation, or removal.

The board of directors is not aware of any nominee who will be unable or unwilling to serve as a director if elected at the Annual Meeting. In the event that one or more nominees is unexpectedly not available to serve, proxies may be voted for another person nominated as a substitute by the board of directors, or the board may reduce the number of directors to be elected at the Annual Meeting.

Information about the Nominees and Continuing Directors

The following table sets forth, as of April 9, 2026, the name, age, and position of individuals who currently serve as directors of the Company, as well as their current director class and expiration of the term of that class. The nominees for Class II director are Michael Nuzzo and Tom Wyatt. The nominee for Class I director (currently a Class III director) is Jean Desravines.

Name and Current Class	Age	Current Term Expires	Position
Class II Directors		2026
John T. (“Tom”) Wyatt	70		Chairman of the Board, Chief Executive Officer
Michael Nuzzo	55		Director
Class III Directors		2027
Jean Desravines	54		Lead Independent Director
Joel Schwartz	57		Director
Alyssa Waxenberg	55		Director
Class I Directors		2028
Christine Deputy	60		Director

Nominees For Election at the Annual Meeting

Nominees as a Class II Director for a Term Expiring in 2029

Michael Nuzzo has served on our board of directors since 2021. Since August 2025, Mr. Nuzzo has served as the CEO of XponentialFitness, a global franchisor of fitness boutiques. From October 2022 until August 2025, Mr. Nuzzo served as Chief Executive Officer of Eyemart Express, a national eyewear retailer and division of VSP Vision Care. From 2019 to August 2022, Mr. Nuzzo served as Executive Vice President, Chief Operating Officer and President of Petco Services at Petco Health & Wellness Company, Inc. (“Petco, Inc.”) and played a key role in the company’s initial public offering in January 2021. Prior to joining Petco, Inc., Mr. Nuzzo served as the Chief Administrative Officer at 4moms, a technology and robotics startup company, from 2014 to 2015. Prior to joining 4moms, Mr. Nuzzo served as the Executive Vice President and Chief Financial Officer for GNC Holdings, Inc., a multinational health and nutrition retailer, from 2008 to 2014, playing a lead role in the company’s initial public offering in 2011. From 1999 to 2008, Mr. Nuzzo served in various senior level finance, retail operations and strategic planning roles with Abercrombie & Fitch Co., a specialty retailer of casual clothing, including Senior Vice President of Corporate Finance from June 2008 to September 2008. Mr. Nuzzo holds a B.A. from Kenyon College and an M.B.A. from the University of Chicago. We believe Mr. Nuzzo is qualified to serve on our board of directors due to his experience in the areas of finance, marketing, general management and corporate governance.

John T. Wyatt has served on our board of directors since 2012 and has served as Chairman of the board since September 2021. Mr. Wyatt served as our Chief Executive Officer from 2012 to 2024 and recently resumed that role in December 2025. Prior to joining KinderCare, Mr. Wyatt held leadership roles at several consumer-oriented brands, such as Old Navy and Cutter & Buck. Since 2019, Mr. Wyatt has served on the board of directors of Vishal Mega Mart Private Limited, a retail company in India, and from 2010 to 2020, he served on the board of directors of Jack in the Box Inc., a quick service restaurant company. We believe Mr. Wyatt is qualified to serve on our board of directors because of his extensive industry and institutional knowledge, operational experience, and continuity that he brings to our board of directors as our current and former chief executive officer.

Nominee as a Class I Director for a Term Expiring in 2028

Jean Desravines has served on our board of directors since 2021. Since September 2025, Mr. Desravines has served as the President of The Wallace Foundation, an independent, national, nonpartisan research foundation focused on the arts, school leadership, and youth development. From February 2011 to August 2025, Mr. Desravines was the Chief Executive Officer at New Leaders, where he managed an organization that develops leaders for high-need schools in more than 20 cities and 15 states. Mr. Desravines previously served in senior positions in the New York City Department of Education, including as senior counselor to the chancellor of New York City’s public school system. Mr. Desravines holds a B.A. from St. Francis College and a M.P.A. from New York University. We believe that Mr. Desravines is qualified to serve on our board of directors given his breadth of leadership experience in the education industry as well as his expertise in educational policies and organizational matters.

The board recommends a vote FOR the election of each of the nominees as a Class II director for a three-year term and FOR the election of the nominee as a Class I director for a two-year term.

Directors Continuing to Serve Following the Annual Meeting

Joel Schwartz has served on our board of directors since 2015. Mr. Schwartz is a Partner at Partners Group, where he has been employed since 2013. Mr. Schwartz is a leader of the Private Equity Services business unit for Partners Group and sits on the Private Equity Direct Services Vertical Investment Committee. Prior to joining Partners Group, Mr. Schwartz served as Managing Director for Goldman Sachs and Angelo, Gordon & Co. and as a Partner at Apax Partners. Mr. Schwartz has served on the board of directors of Premistar, an HVAC maintenance and repair company, since 2021; BluSky Restoration, a restoration and remediation company since 2021; and Foundation Risk Partners, an insurance brokerage company, since 2022. Mr. Schwartz previously served on the board of directors of United States Infrastructure Corp, a utility services company, from 2017 to 2024, Multiplan Inc., a healthcare technology company, from 2014 to 2016, and Varsity Brands Inc., an apparel company, from 2014 to 2018. Mr. Schwartz holds a B.S. and B.A.S from the University of Pennsylvania and an M.B.A. from Harvard Business School. We believe Mr. Schwartz is qualified to serve on our board of directors due to his extensive board experience advising other services-oriented portfolio companies and his business acumen.

Alyssa Waxenberg has served our board of directors since 2021. Ms. Waxenberg is the Senior Director of Patient Digital Products & Experience at Quest Diagnostics, a clinical diagnostics services company, where she has been employed since 2021. From 2018 to 2020, Ms. Waxenberg served as the Chief Digital Officer at Independent Pet Partners, a digital, retail, education and services company for pet wellness and from 2017 to 2018, she served as a Director for Watson Marketing at IBM, a technology and data security company. From 2004 to 2016, Ms. Waxenberg held various senior digital roles including the Vice President of the Mobile and Consumer Experience at Starwood Hotels & Resort, a global hospitality company. Ms. Waxenberg holds a B.B.A. from the University of Massachusetts and an M.B.A. from the University of Michigan. We believe that Ms. Waxenberg is qualified to serve on our board of directors given her extensive experience in digital e-commerce development, business operations, consumer marketing and strategic growth across a wide range of industries.

Christine Deputy has served on our the board of directors since 2021. From May 2024 until November 2025, Ms. Deputy served as the Chief People Officer at Expedia Group, a travel technology company. From June 2021 to April 2024, Ms. Deputy served as Chief People Officer for Pinterest, Inc.. Ms. Deputy previously served as Chief People Officer or Chief Human Resources Officer at Nordstrom, Inc., and Dunkin’ Brands. Ms. Deputy also previously served as Group Human Resources Director at Aviva plc and was the Human Resources Director at Global Retail Banking for Barclays Bank. Ms. Deputy also held various senior roles at Starbucks Corporation, including Vice President, Human Resources Asia Pacific. Ms. Deputy holds a B.A. from George Washington University. We believe that Ms. Deputy is qualified to serve on our board of directors due to her broad global experience in human capital management, business strategy, high growth and mission-driven companies.

CORPORATE GOVERNANCE

Board Structure and Composition

Our certificate of incorporation provides that our board of directors will consist of at least three directors but not more than fifteen directors and that the number of directors may be fixed from time to time by resolution of our board. Our board is divided into three classes as described above. At this time, the board believes that the classified board structure is in the best interest of the Company. We believe that the three-year term will ensure that at any given time the majority of the directors will have deep knowledge of the Company and a firm understanding of its goals, and allows for continuity and stability of our board, promoting the balance of long-term and short-term interests of the Company and its stockholders. The structure also safeguards the Company from third-party takeover attempts, as it will require a longer period to change majority control of the board. A classified board remains accountable to the Company’s stockholders, and the stockholders have the ability to elect one third of the board annually to ensure their interests are represented.

Amendments to certain provisions of our certificate of incorporation and bylaws, including the classified board provision, require the approval of holders of a majority of the voting power of our outstanding shares of capital stock until such date that PG ceases to beneficially own in the aggregate (directly or indirectly), more than 50% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors. Thereafter, amendments to certain provisions of our certificate of incorporation and bylaws, including the classified board provision, require the approval of holders of at least 66 2/3% of the voting power of the outstanding shares of our capital stock. The Company believes this heightened threshold is appropriate as it relates to fundamental elements of our corporate governance. The provision does not preclude changes being made to governing documents but rather it requires broad stockholder consensus in order to effect change. By requiring a 66 2/3% stockholder vote once PG ceases to beneficially own in the aggregate (directly or indirectly), more than 50% of the voting power, the board is better positioned to protect the Company from third-party takeover attempts and encourage those interested in acquiring the Company to negotiate directly with the board.

PG Nomination Rights

In connection with our initial public offering (“IPO”), we entered into a stockholders agreement dated October 8, 2024 with investment funds affiliated with PG governing certain nomination rights with respect to our board (the “Stockholders Agreement”). Messrs. John T. Wyatt and Paul Thompson are also parties to the Stockholders Agreement. Pursuant to the Stockholders Agreement, PG is entitled to designate individuals to be included in the slate of nominees recommended by our board of directors for election to our board of directors. So long as PG owns, in the aggregate, (i) greater than 50% of the total outstanding shares of our common stock, PG will be entitled to nominate the lowest whole number of directors that is greater than 50% of the total number of directors, (ii) 50% or less, but at least 40% of the total outstanding shares of our common stock, PG will be entitled to nominate the lowest whole number of directors that is greater than 40% of the total number of directors, (iii) less than 40% but at least 30% of the total outstanding shares of our common stock, PG will be entitled to nominate the lowest whole number of directors that is greater than 30% of the total number of directors, (iv) less than 30% but at least 20%, PG will be entitled to nominate the lowest whole number of directors that is greater than 20% of the total number of directors, and (v) less than 20% but at least 10%, PG will be entitled to nominate the lowest whole number (such number always being equal to or greater than one) that is greater than 10% of the total number of directors.

Pursuant to the Stockholders Agreement, directors designated by PG may only be removed by PG or for cause and only by the affirmative vote of holders of at least two-thirds of the voting power of our outstanding stock entitled to vote in the election of directors. In all other cases, so long as PG beneficially owns more than 50% of the voting power of our stock entitled to vote generally in the election of directors, directors may be removed with or without cause by the affirmative vote of the holders of a majority of voting power of the outstanding stock entitled to vote in the election of directors. If PG ceases to beneficially own more than 50% of the voting power of our stock entitled to vote generally in the election of directors, directors may only be removed for cause by the affirmative vote of the holders of at two-thirds of the voting power of our outstanding stock entitled to vote in the election of directors.

Pursuant to the terms of the Stockholders Agreement, PG has the exclusive right to designate replacements for its designated directors and the exclusive right to fill vacancies created by the removal or resignation of its designated directors.

In addition, pursuant to the terms of the Stockholders Agreement, PG has the right to designate and remove one or more non-voting observers to our board of directors, except that the board may exclude any such observer from access to any material or meeting of the board under certain circumstances.

Independence Determinations

The board evaluates the relationships of each director and any director nominees with the Company and makes an annual affirmative determination whether such director or nominee is independent. Pursuant to our corporate governance guidelines, an independent director is one who meets the qualification requirements for being an independent director under applicable laws and the corporate governance listing standards of the New York Stock Exchange (“NYSE”), including the requirement that the board must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. In addition, a director is not independent under NYSE standards if the director, his or her immediate family member, affiliates or certain other persons associated with the director have specified employment, compensation, business or other relationships with the Company.

To guide its determination as to whether or not a business or charitable relationship between the Company and an organization with which a director is so affiliated is material, the board, or a designated committee of the board, may from time to time adopt categorical standards of independence.

Based upon the recommendation of our nominating and corporate governance committee, our board has determined that Mr. Desravines, Ms. Deputy, Mr. Nuzzo, Mr. Schwartz, and Ms. Waxenberg are independent directors under the rules of the NYSE. Mr. Wyatt is not independent under the NYSE rules because he currently is a KinderCare employee and serves as our chief executive officer.

Annual Board and Committee Performance Review

Pursuant to our corporate governance guidelines, our nominating and corporate governance committee is responsible for reporting annually to the board an evaluation of the overall performance of the board. Additionally, the charters of our audit committee, compensation committee, and nominating and corporate governance committee each provide that the respective committee is responsible for performing or participating in an annual evaluation of its performance, the results of which are presented to the board.

Board of Directors Leadership Structure

With the return of Mr. Wyatt as our chief executive officer in December 2025, we currently combine the offices of the chair of the board and chief executive officer of the Company. The board maintains the flexibility to select the chair of the board and its leadership structure, from time to time, based on the criteria that it deems to be in the best interests of the Company and its stockholders. At this time, the Company believes that having a combined chair of the board and chief executive officer allows continuity in the chairman of the board role and helps maintain strong alignment and communication among board members and with management. Mr. Wyatt does not serve on the audit committee, compensation committee, or the nominating and corporate governance committee, which consist of only directors that meet the independence requirement under NYSE rules.

When the chair of the board is a member of management or does not otherwise qualify as independent, our corporate governance guidelines provide that the independent directors may elect a lead independent director from among the independent directors. Jean Desravines currently serves as the lead independent director and presides over executive sessions including only independent directors. Prior to the return of Mr. Wyatt as our chief executive officer, Mr. Desravines also served as the lead independent director. In order to facilitate strong governance, Mr. Desravines also serves as the chair of the nominating and corporate governance committee.

Board Meetings, Attendance and Committees

The board met seven times during the fiscal 2025 that ended January 3, 2026. All of our directors attended at least 75% of the board and applicable board committees on which such director served in fiscal 2025.

It is our policy that our directors attend annual meetings of stockholders.

As of the date of this proxy statement, our board has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee. Each committee operates under its own written charter adopted by the board, each of which is available on our website at https://investors.kindercare.com/.

Pursuant to the terms of the Stockholders Agreement, PG has the right to appoint a director to serve on each of our board committees, for so long as PG has the right to designate a director for nomination, subject to applicable laws and NYSE regulations.

Audit Committee

Our audit committee consists of three directors: Mr. Desravines, Mr. Nuzzo and Ms. Waxenberg, with Mr. Nuzzo serving as chair of the committee. In addition to being an “independent director” under NYSE rules, each of Mr. Desravines, Mr. Nuzzo and Ms. Waxenberg meets the requirements for audit committee service under Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and NYSE rules. The audit committee met eight times during fiscal 2025.

None of our audit committee members simultaneously serve on the audit committees of more than three public companies, including ours. Our board has determined that Mr. Nuzzo is an “audit committee financial expert” and each of Mr. Desravines and Ms. Waxenberg is “financially literate” within the meaning of the SEC’s regulations and applicable listing standards of the NYSE. The audit committee’s responsibilities include:

•
appointing, retaining, approving the compensation of, and overseeing the work and independence of our independent registered public accounting firm;
•
pre-approving any audit and non-audit service provided to the Company by the independent registered public accounting firm;
•
discussing with the independent registered public accounting firm any audit problems or difficulties and management’s response;
•
reviewing and discussing the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm;
•
preparing the report of the audit committee with respect to the audited financial statements for inclusion in each of the Company’s annual proxy statements;
•
reviewing and discussing with management, any internal audit staff or other personnel responsible for any internal audit function and the independent registered public accounting firm the adequacy of the Company’s internal controls, any special steps or remedial measures adopted in light of material control weaknesses or significant deficiencies and disclosures related thereto and, to the extent applicable, the Company’s internal control report and the independent auditor’s internal control report prior to the filing of any annual audited financial statements or quarterly financial statements required to be filed by the Company with the SEC;
•
reviewing and discussing the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•
reviewing and discussing the Company’s policies with respect to risk assessment and risk management;
•
reviewing the appointment and replacement of the senior internal auditing executive and discussing with the independent registered public accounting firm and management the internal audit department responsibilities and scope of the internal audit;

•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;
•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
•
reviewing and discussing with management and the independent registered public accounting firm the Company’s Code of Conduct (as defined herein) and the procedures in place to enforce the Code of Conduct;
•
reviewing and assessing the integrity of the Company’s information technology systems, processes and data, and reviewing and assessing with management and any internal auditors the adequacy of security for the Company’s information technology systems, processes and data as well as contingency plans in the event of a breakdown or security breach of such systems, processes and data;
•
annually performing, or participating in, an evaluation of the performance of the audit committee, the results of which are presented to the board; and
•
reviewing and reassessing the audit committee charter and submitting any recommended changes to the board for its consideration.

Compensation Committee

Our compensation committee consists of three directors: Ms. Deputy, Mr. Nuzzo and Mr. Schwartz, with Ms. Deputy serving as chair of the committee. The compensation committee met five times during fiscal 2025. In addition to being an “independent director” under NYSE rules, Ms. Deputy, Mr. Nuzzo and Mr. Schwartz meets the requirements for compensation committee service under the Exchange Act and NYSE rules. The compensation committee has the authority to delegate to subcommittees of the compensation committee any of the responsibilities of the full committee and executive officers of the Company such responsibilities of the full committee as may be permitted by applicable laws and in accordance with NYSE rules. The compensation committee’s responsibilities include:

•
reviewing and approving annually the corporate and individual goals and objectives with respect to the compensation of the Company’s chief executive officer, and the chief executive officer’s performance in light of those goals and objectives, as well as approving (either alone, or, if directed by the board, in conjunction with a majority of the independent directors on the board) the chief executive officer’s compensation;
•
reviewing and approving the corporate and individuals goals and objectives relevant to the compensation of our other executive officers as well as reviewing and approving the compensation of our other executive officers;
•
reviewing and making recommendations to the board regarding director compensation;
•
reviewing and administering the Company’s incentive compensation and equity-based plans and arrangements, including to reviewing and approving (or recommending to the board) grants made thereunder, and recommending to the board any amendments to such plans and the adoption of any new plans.;
•
reviewing and selecting, to the extent determined to be advisable, a peer group of appropriate companies for purposes of benchmarking and analysis of compensation for executive officers and directors;
•
recommending to the board and assessing compliance with any stock ownership guidelines for the senior officers, other executives, and non-employee directors;
•
reviewing and discussing with management the Company’s compensation discussion and analysis (“CD&A”) and the related executive compensation information, and recommending that the CD&A and related executive compensation information be included in the Company’s Annual Report on Form 10-K or proxy statement, and produce, if required, a compensation committee report on executive compensation to be included in the Company’s Annual Report on Form 10-K or its proxy statement;

•
reviewing the Company’s compensation policies, practices, and arrangements with respect to the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;
•
overseeing and administering any recoupment or “clawback” policy or policies, including to amending such policies or adopting new policies;
•
reviewing and recommending to the board for approval the frequency with which the Company will conduct Say on Pay Votes, and reviewing and approving the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement;
•
annually performing, or participating in, an evaluation of the performance of the compensation committee, the results of which are presented to the board; and
•
reviewing and reassessing the compensation committee charter and submitting any recommended changes to the board for its consideration.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of two directors: Ms. Deputy and Mr. Desravines, with Mr. Desravines serving as chair of the committee. The nominating and corporate governance committee met five times during fiscal 2025. The nominating and corporate governance committee’s responsibilities include:

•
identifying individuals qualified to become members of the board and ensuring that the board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds;
•
recommending to the board the nominees for election to the board at the next annual meeting of stockholders;
•
establishing a policy under which stockholders of the Company may recommend a candidate to the nominating and corporate governance committee for consideration for nomination as a director;
•
annually reviewing the board committee structure and recommending to the board directors to serve as members of each board committee;
•
periodically reviewing the board leadership structure and recommending to the board changes to its leadership structure;
•
reviewing and reassessing the adequacy of the Company’s corporate governance guidelines and recommending any proposed changes to the board for approval;
•
overseeing the Company’s efforts with respect to environmental and social matters, include receiving reports from management with respect to the Company’s policies, programs and strategies related to environmental stewardship and corporate citizenship;
•
recommending to the board processes for annual evaluations of the performance of the board, the committees thereof, and the chief executive officer, and overseeing processes for such annual evaluations;
•
overseeing the maintenance and presentation to the board of management’s plans for succession to senior management positions in the Company;
•
providing for new director orientation and periodic continuing education for existing directors;
•
making recommendations to the board regarding governance matters, including, but not limited to, the Company’s certificate of incorporation, bylaws, and the charters of the Company’s other committees;
•
annually performing, or participating in, an evaluation of the performance of the nominating and corporate governance committee, the results of which are presented to the board; and
•
reviewing and reassessing the nominating and corporate governance committee charter and submitting any recommended changes to the board for its consideration.

Board Oversight of Risk Management

While the full board has the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, our audit committee oversees management of enterprise risks, including data and cyber security, as well as financial risks, business conduct and ethics, and is also responsible for overseeing the review and approval of related party transactions. Our compensation committee oversees the management of risks relating to our executive compensation plans and arrangements and the incentives created by the compensation awards it administers. Our nominating and corporate governance committee oversees risks associated with corporate governance. Pursuant to the board’s instruction, management regularly reports on applicable risks to the relevant committee or the full board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by the board and its committees.

Compensation Committee Interlocks and Insider Participation

Ms. Deputy, Mr. Nuzzo and Mr. Schwartz, the members of the compensation committee, have not at any time during the prior three years been one of our officers or employees. None of our executive officers currently serve, or in the past fiscal year have served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our board or compensation committee. For a description of transactions between us and members of our compensation committee and affiliates of such members, see “Certain Relationships and Related Party Transactions.”

Code of Conduct

We have adopted a code of business conduct and ethics applicable to our directors, officers and employees (the “Code of Conduct”). The Code of Conduct is available on our website at https://investors.kindercare.com/. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver, from a provision of the Code of Conduct affecting our directors or executive officers, we will disclose the nature of such amendment or waiver on that website or in a Current Report on Form 8-K.

Insider Trading Compliance Policy

We have adopted an insider trading compliance policy that governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers, and employees, as well as by the Company itself. We believe that our securities trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. The full text of our insider trading policy is included as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended January 3, 2026.

Corporate Governance Guidelines

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The board has adopted a set of corporate governance guidelines to set clear parameters for the operation of our board and its committees. Our corporate governance guidelines are available on our website at https://investors.kindercare.com/.

Director Nomination Process

The nominating and corporate governance committee recommends, and the board nominates, candidates to stand for election as directors. Candidates for director also may be designated by PG as provided in the Stockholders Agreement. The nominating and corporate governance committee has the authority to engage search firms for the purpose of identifying highly qualified director candidates. Stockholders may also nominate persons to be elected as directors in accordance with our bylaws and applicable law, as described under “Additional Information—Requirements for Stockholder Proposals.”

Board Membership Criteria

We seek a board of directors that collectively possess a combination of skills, professional experience and diversity of viewpoints necessary to oversee the Company’s business. Accordingly, the board of directors considers the qualifications of directors and director candidates individually and in the broader context of its overall composition and the Company’s current and future needs.

Our nominating and corporate governance committee does not have a policy (formal or informal) with respect to diversity, but takes into consideration each candidate’s ability, judgment and experience and the overall diversity and composition of our board of directors when recommending director nominees. The nominating and corporate governance committee does not have a written policy regarding stockholder nominations, but it is the practice of the committee to consider candidates proposed by stockholders if made in accordance with our bylaws.

Stockholder Engagement

We value stockholder engagement and strive for regular communication with our stockholders throughout the year. In addition to engaging with stockholders through our earnings calls, we routinely participate in direct investor meetings and investment community conferences.

Communications with Directors

Stockholders and other interested parties wishing to communicate directly with our board or individual directors may do so by writing to the board or such individual c/o the Corporate Secretary, KinderCare Learning Companies, Inc., 5005 Meadows Road Lake Oswego, OR 97035. The Secretary will forward such communications to the board or individual at or prior to the next meeting of the board. The Secretary will not forward any communication determined in her good faith belief to be frivolous, unduly hostile, threatening or similarly unsuitable.

PROPOSAL 2:

Ratification of Independent Registered Public Accounting Firm

The audit committee of our board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal 2026, ending January 2, 2027. We are asking our stockholders to ratify this appointment.

SEC and NYSE regulations require our audit committee to engage, retain, and supervise our independent registered public accounting firm. Our audit committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our bylaws, we are submitting our selection of PwC as our independent registered public accounting firm as a matter of good corporate governance.

We expect that representatives of PwC will be present at the meeting, that the representatives will have the opportunity to make a statement if they so desire, and that they will be available to respond to appropriate questions.

PwC has served as our independent registered public accounting firm since 2024.

The Board recommends a vote FOR Proposal 2, the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal 2026.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Registered Public Accounting Firm

As previously disclosed, we dismissed Deloitte and Touche LLP (“Deloitte”) on May 29, 2024 and engaged PwC as our independent registered public accounting firm to audit our consolidated financial statements as of and for the years ended December 30, 2023 and December 31, 2022. Deloitte had previously audited the consolidated financial statements of the Company as of December 30, 2023 and December 31, 2022 and for each of the two years in the period ended December 30, 2023 and December 31, 2022. The decision to dismiss Deloitte and engage PwC was approved by the audit committee.

PwC audited the consolidated financial statements of the Company as of January 3, 2026 and December 28, 2024 and for each of the two years in the period ended January 3, 2026 and December 28, 2024.

The reports of Deloitte on our consolidated financial statements as of and for the years ended December 30, 2023 and December 31, 2022 did not contain adverse opinions or disclaimers of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years preceding our dismissal of Deloitte and the subsequent interim period through May 29, 2024, there were:

•
no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in its report on our financial statements as of and for the years ended December 30, 2023 and December 31, 2022, and
•
no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto).

During the two years ended December 30, 2023 and December 31, 2022, and the subsequent interim period through May 29, 2024, when we engaged PwC, we did not consult with PwC with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as defined above).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Pursuant to the audit committee charter, the audit committee is responsible for the oversight of our accounting, reporting and financial practices. The audit committee has the responsibility to select, appoint, engage, oversee, retain, evaluate and terminate our external auditors; pre-approve all audit and non-audit services to be provided, consistent with all applicable laws, to us by our external auditors; and establish the fees and other compensation to be paid to our external auditors. During fiscal 2025, the audit committee pre-approved all audit and permitted non-audit services provided by PwC.

Principal Accountant Fees and Services

We engaged PwC as our independent registered public accounting firm on May 28, 2024. The following table sets forth the fees of PwC billed to us for professional services described below for each of the last two fiscal years.

	January 3, 2026	December 28, 2024
Audit Fees(1)	$4,032,000	$9,906,217
Tax Fees(2)	$30,000	-
All Other Fees(3)	$2,000	$2,000
Total	$4,064,000	$9,908,217

(1)
Audit fees for the fiscal year ended January 3, 2026 were for professional services rendered for the audit of our consolidated financial statements and internal controls over financial reporting, reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by an independent registered public accounting firm in connection with the financial statement audit. Audit fees for the fiscal year ended December 28, 2024 were for professional services rendered for the audit of our consolidated financial statements, reviews of the interim consolidated financial statements included in quarterly reports, the review of our Registration Statement on Form S-1 for our IPO and services that are normally provided by an independent registered public accounting firm in connection with the financial statement audit.
(2)
Tax fees for the fiscal year ended January 3, 2026 were for tax compliance and tax advisory services.
(3)
All other fees were for a general information services license.

Other than as described above, there were no other fees billed by PwC to us for professional services for fiscal years ended January 3, 2026 or December 28, 2024.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed our fiscal 2025 audited financial statements with management.

The audit committee has discussed with our independent auditors, PricewaterhouseCoopers LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

The audit committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the audit committee recommended to the Board that our audited financial statements be included in our 2025 Annual Report on Form 10-K for filing with the SEC.

The audit committee has also appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2026.

Respectfully submitted, THE AUDIT COMMITTEE Michael Nuzzo, Chair Jean Desravines Alyssa Waxenberg

EXECUTIVE OFFICERS

Set forth below is biographical and other information for our current executive officers. Information about Mr. Wyatt, our chairman and our chief executive officer, may be found in this proxy statement under the heading “Proposal 1 – Election of Directors.”

Name	Age	Position
Anthony (“Tony”) Amandi	47	Chief Financial Officer
Jessica Harrah	48	Chief People Officer

Tony Amandi has served as our chief financial officer since 2019. Mr. Amandi previously served as our Senior Vice President of Financial Planning & Analysis from 2015 to 2019, and Corporate Controller from 2011 to 2015. Prior to joining the Company, Mr. Amandi worked at PricewaterhouseCoopers LLP in their audit and assurance practice. From 2013 to 2018, Mr. Amandi served on the board of directors of Schoolhouse Supplies Inc., a nonprofit education company. Mr. Amandi holds a B.S. from Oregon State University and a Masters in Accounting from the Marshall School of Business at the University of Southern California. Mr. Amandi is a Certified Public Accountant in the State of Oregon and is a Certified Treasury Professional.

Jessica Harrah has served as our chief people officer since 2021. Ms. Harrah joined the Company in 2005 serving in various roles, including most recently as Senior Vice President of Human Resources in 2021 and Vice President of Human Resources from 2019 to 2021. Ms. Harrah holds a B.A. from the University of Portland and a J.D. from Case Western Reserve University School of Law.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this Compensation Discussion and Analysis section, we provide an overview and analysis of the compensation awarded to or earned by the “named executive officers” identified in the Summary Compensation Table below during the year ended January 3, 2026 (“fiscal 2025”), including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal 2025 and the material factors considered in making those decisions. This Compensation Discussion and Analysis section is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information.

Our named executive officers for fiscal 2025 are:

•
Tom Wyatt, our chief executive officer beginning December 2, 2025 and the Chairman of our board of directors in fiscal 2025, and previously our chief executive officer from 2012 to June 1, 2024;
•
Paul Thompson, our chief executive officer in fiscal 2025 until December 2, 2025;
•
Tony Amandi, our chief financial officer;
•
Jessica Harrah, our chief people officer; and
•
Lindsay Sorhondo, our chief operating officer beginning November 11, 2025 until March 11, 2026 and prior to that date, our chief innovation officer beginning in February 2023 (a non-executive officer position). On March 11, 2026, the Company eliminated the position of chief operating officer and as a result, Ms. Sorhondo was terminated from that position.

We completed our IPO in October 2024. Prior to our IPO, our compensation structure was consistent with our status as a privately held company. In connection with and following our IPO, we have worked to implement a public company compensation structure for our executive officers. In keeping with our role as a publicly held company, we maintained a commitment to strong corporate governance in connection with our named executive officer compensation arrangements where our compensation committee worked with management and an external compensation consultant to develop and maintain a compensation framework following our IPO that was appropriate and competitive for a public company.

In connection with our IPO, we completed a chief executive officer transition that resulted in Mr. Thompson succeeding Mr. Wyatt as chief executive officer effective June 1, 2024. Mr. Wyatt continued to serve as a non-executive officer employee through December 31, 2024, at which time he retired from KinderCare, but remained on the board of directors as the Chairman.

Fiscal 2025 was a year of transition as we completed our first full year as a public company. We executed a succession in the role of chief executive officer near the end of the year. On December 2, 2025, Mr. Wyatt returned as our chief executive officer following a process that was overseen and recommended by the nominating and corporate governance committee to the board of directors. Mr. Wyatt continues his role as the chair of our board of directors. Mr. Thompson was terminated as our chief executive officer on December 2, 2025, and continued as a non-executive officer employee through December 31, 2025, which the nominating and corporate governance committee and compensation committee believed was appropriate to facilitate a smooth transition in the position of chief executive officer.

In connection with Mr. Wyatt’s return as our chief executive officer, Mr. Wyatt and the Company entered into an offer letter dated December 2, 2025, relating to his employment as chief executive officer (the “offer letter”). The offer letter was recommended by the compensation committee and approved by the board of directors. Mr. Wyatt’s offer letter is summarized under “Summary of Employment Arrangements with Named Executive Officers.”

In connection with Mr. Thompson’s termination, Mr. Thompson became entitled to receive the separation benefits payable in connection with a termination without cause in accordance with the terms of his 2015 employment agreement with the Company, the Company’s Policy for Providing Severance Payments to Executives (the “Severance Policy”), and the relevant terms of Mr. Thompson’s equity, short-term and long-term incentive awards, except as noted below.

Details of our Compensation Program

Compensation Philosophy, Objectives and Rewards

Our executive compensation program has been designed to motivate, reward, focus, attract and retain high caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our short- and long-term objectives, business strategy and financial performance. As a result, we aim to provide competitive compensation packages to our executives, a material component of which is performance-based compensation that is dependent upon the achievement of our business objectives and encourages executives to drive long-term stockholder value.

Determination of Compensation

In making executive compensation determinations for fiscal 2025, the compensation committee and the board of directors designed and administered our executive compensation programs, including our annual cash incentive plan and long-term incentive compensation plan, in a manner that aligns with our overall compensation philosophy, as discussed above.

Role of the compensation committee. Our compensation committee oversees our executive compensation program for our named executive officers, except that the compensation committee recommends the compensation of the chief executive officer to the full board of directors for approval. In fiscal 2025, the compensation committee worked closely with the nominating and corporate governance committee, which is responsible for evaluation of the performance of the chief executive officer and overseeing succession plans for senior management, including the chief executive officer, to set compensation for Mr. Thompson during his tenure as chief executive officer and set compensation for Mr. Wyatt as our returning chief executive officer effective December 2, 2025.

Role of compensation consultant. Farient Advisors LLC (“Farient”), an independent consulting firm, has provided guidance to our compensation committee in fiscal 2025 regarding the amount and types of compensation that we provide to our executives and board members, how our compensation practices compare to the compensation practices of other companies, including with respect to a peer group of companies developed in consultation with Farient, and other compensation-related matters. Farient provides consulting services for, and is directly accountable to, the compensation committee only. Farient provides no services to the Company other than consulting services provided to the compensation committee. The compensation committee has conducted a specific review of relationships with Farient and determined that Farient’s work for the compensation committee does not raise any conflicts of interest.

Role of management. In setting compensation for fiscal 2025 in February 2025, Mr. Thompson and Ms. Harrah recommended to the compensation committee the base salary, total direct compensation, and the annual cash-based incentives and performance goals under our 2025 short-term incentive plan (the “2025 STIP”) of the executive officers (other than their own) and other senior officers then serving, as well as the compensation delivered through equity long-term incentives. Mr. Thompson and Ms. Harrah also recommended compensation changes during fiscal 2025 in connection with the promotion of Ms. Sorhondo. Ms. Harrah also provided the compensation committee with information relevant to the compensation of Messrs. Thompson and Wyatt in connection with the transition in the chief executive officer position. However, no executive officer participates directly in the final deliberations or determinations regarding his or her own compensation package.

Use of comparative market data. In fiscal 2025, as part of its annual process consistent with prior years, the compensation committee assessed the competitiveness of total direct compensation (comprised of base salary, target short-term incentive and target long-term incentive compensation) of the executive officers’ compensation against the executive pay peer group (CEO and CFO only) established in consultation with Farient, as discussed below, as well as other market data, including survey data from Willis Towers Watson.

Peer Group

In developing our executive pay peer group for fiscal 2025, the compensation committee took into account a number of factors, including:

•
companies with which we compete for executive talent;
•
companies with similar scale and complexity (using revenue as the primary indicator); and
•
companies with similar business model characteristics (for example, comparably sized education-oriented and retail companies, specialized consumer services, senior care organizations, recurring customer relationships, national operations, multi-site operations, customer age demographics, and other growth indicators).

While the board of directors and compensation committee do not establish compensation levels solely based on a review of competitive data, they believe such data is a meaningful input to our compensation policies and practices in order to attract and retain qualified executive officers.

After considering the above factors, our compensation committee approved certain changes to the peer group for fiscal 2025 compensation decisions. The changes included the removal of Express, Inc. and Hibbett Inc., which were both acquired in 2024, and JOANN Inc., which filed for bankruptcy in 2024, and the addition of Academy Sports and Outdoors, Inc. and Life Time Group Holdings, Inc. These changes resulted in the following peer group for fiscal 2025 compensation decisions:

Peer Group for Fiscal 2025 Pay Decisions
•
Abercrombie & Fitch Co.
•
Academy Sports and Outdoors, Inc.
•
American Eagle Outfitters, Inc.
•
Barnes & Noble Education, Inc.
•
Bright Horizons Family Solutions Inc.
•
Chegg, Inc.
•
The Children’s Place, Inc.
•
Designer Brands Inc.
•
Five Below, Inc.
•
Graham Holdings Company

•
H&R Block, Inc.
•
Life Time Group Holdings, Inc.
•
Petco Health & Wellness Company, Inc.
•
Sally Beauty Holdings, Inc.
•
Scholastic Corporation
•
Sportsman’s Warehouse Holdings, Inc.
•
Stride, Inc.
•
Urban Outfitters, Inc.
•
WW International, Inc.
•
Zumiez, Inc.

For fiscal 2026 pay decisions, the compensation committee reviewed the factors described above based upon recently available information and approved the removal of Urban Outfitters, Inc. and the addition of Brookdale Senior Living Inc., with the latter reflecting a better size and business model fit than the former. As result, the following constitutes the peer group for fiscal 2026 pay determinations.

Peer Group for Fiscal 2026 Pay Decisions
•
Abercrombie & Fitch Co.
•
Academy Sports and Outdoors, Inc.
•
American Eagle Outfitters, Inc.
•
Barnes & Noble Education, Inc.
•
Bright Horizons Family Solutions Inc.
•
Brookdale Senior Living Inc.
•
Chegg, Inc.
•
The Children’s Place, Inc.
•
Designer Brands Inc.
•
Five Below, Inc.

•
Graham Holdings Company
•
H&R Block, Inc.
•
Life Time Group Holdings, Inc.
•
Petco Health & Wellness Company, Inc.
•
Sally Beauty Holdings, Inc.
•
Scholastic Corporation
•
Sportsman’s Warehouse Holdings, Inc.
•
Stride, Inc.
•
WW International, Inc.
•
Zumiez, Inc.

Elements of Our Executive Compensation Program

For fiscal 2025, our executive compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels
Annual Incentive Compensation	Provide short-term cash incentives based on annual performance
Long-Term Incentive Compensation

Provide long-term incentives to drive financial and operational performance and align our executives’ interests with our stockholders’ interests, primarily in the form of RSUs and stock options subsequent to our IPO

Health and Welfare Benefits	Motivate and reward key talent through the provision of reasonable and competitive benefits
Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Retain key talent through the provision of protections in the event of certain qualifying terminations or corporate events

Prior to our IPO, we also granted long-term incentives to our executive officers in the form of a cash-based three-year long-term incentive plan (LTIP) awards and profits interests (Class B Units). Following our IPO, we do not use profits interests or Class B Units in our compensation program and no Class B Units are outstanding. Further, in fiscal 2025, the compensation committee determined not to grant cash-based LTIP awards to our executive officers in favor of equity based long-term incentives in order to align the interests of our executive officers with those of our stockholders and bring our long-term incentive compensation program in line with the practices of our peer group.

We view each component of our executive compensation program as related but distinct, and we also intend to regularly reassess the total compensation of our executive officers to meet our overall compensation objectives. Historically, not all components have been provided to all executive officers. In addition, we have determined the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the competitive market based on the experience of members of the board of directors and compensation committee and consistent with our recruiting and retention goals, the length of service of our named executive officers, the overall performance of the Company and our executives, and other considerations we consider appropriate for setting compensation.

Base Salaries

The base salaries of our executive officers are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. We intend to continue to evaluate the mix of base salary, short- term incentive compensation and long-term incentive compensation to appropriately align the interests of our executive officers with those of our stockholders. Base salaries are initially set in connection with an executive officer’s commencement of employment, and are thereafter reviewed annually by our compensation committee, taking into account the executive officer’s role and individual performance, internal pay equity considerations, peer group and/or survey data. Base salaries are also reviewed in connection with promotions or changes in position.

The following table sets forth the base salary of certain of our named executive officers as of the end of fiscal 2025 as compared to the base salary at the end of fiscal 2024:

Named Executive Officer	2025 Base Salary	2024 Base Salary	Percent Increase 2024-2025
Tom Wyatt	$975,000	—	—
Paul Thompson	$875,000	$875,000	N/A
Tony Amandi	$525,000	$525,000	N/A
Jessica Harrah	$400,000	$355,000	12.6%
Lindsay Sorhondo	$450,000	$375,000	20.0%

When Mr. Wyatt returned as our chief executive officer, the compensation committee set Mr. Wyatt’s base salary at $975,000. Mr. Wyatt’s base salary set in December 2025 was the same as the base salary he received for his service as chief executive officer at the end of his tenure in 2024.

Ms. Harrah’s base salary was increased for 2025 based upon the factors described above. In connection with her promotion to chief operating officer effective November 11, 2025, Ms. Sorhondo’s annual base salary increased from $400,000 to $450,000 effective November 9, 2025 based upon the compensation committee’s consideration of peer group base salary positioning for her new role. Ms. Sorhondo’s annual base salary increased from $375,000 at the end of fiscal 2024 to $400,000 in March 2025 as part of the regular annual increase cycle, an increase of 6.7%.

Annual Incentive Compensation

We consider annual cash incentive bonuses to be an important component of our total compensation program to motivate our executive officers to achieve our financial and operational objectives and drive performance.

For fiscal 2025, we maintained our 2025 STIP in which certain employees, including our named executive officers, participate. Under the 2024 STIP, each named executive officer is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. Annual bonus targets are initially set in connection with an executive officer’s commencement of employment, taking into account the executive officer’s role and individual performance, internal pay equity considerations, and peer group and survey data.

In fiscal 2025, our named executive officers were eligible to participate in the 2025 STIP at the target percentages of base salary paid for fiscal 2025 set out below. Mr. Wyatt was not eligible to participate in the fiscal 2025 STIP given the timing of his return as our chief executive officer, although his target percentage will not be less than 110% of salary for fiscal 2026 short-term incentive plan. Under the Severance Policy, Mr. Thompson was entitled to a payment relating to the 2025 STIP based on actual achievement of applicable performance goals or objectives and any applicable individual performance goals or objectives and his target percentage is set forth below. Ms. Sorhondo’s target percentage under the 2025 STIP was increased by the compensation committee from 45% to 55% in recognition of her promotion.

Named Executive Officer	2025 Target Percentage
Tom Wyatt	—
Paul Thompson	110%
Tony Amandi	70%
Jessica Harrah	55%
Lindsay Sorhondo	55%

The 2025 STIP was based on the achievement of two financial measures, Adjusted EBITDA and Net Revenue, weighted 50% and 30%, respectively. Our compensation committee selected these performance measures, as well as the funding matrix, because strong Adjusted EBITDA and Net Revenue performance is important to our short- and long-term success, and the board of directors approved the target Adjusted EBITDA and Net Revenue goals (with threshold and maximum goals determined according to the funding matrix). Net Revenue is defined as gross revenues, primarily made up of tuition and fees, less all sales discounts which include subsidy discounts (agency mandated or KinderCare discretionary), family discounts

(multi-child discounts), staff discounts (employee discounts), marketing and other discounts (any promotional programs and manager discretionary discounts), and tuition benefit discounts (driven by our corporate partners). Net Revenue for purposes of the 2025 STIP is calculated in the same manner as Net Revenue as reported in our Annual Report on Form 10-K for the fiscal year ended January 3, 2026. Adjusted EBITDA is a non-GAAP financial measure. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, please see Part II, Item 7. Management’s Discussion and Analysis of Financial Condition – Non-GAAP Financial Measures in our Annual Reports on Form 10-K for the fiscal years ended January 3, 2026 and December 28, 2024. As in prior years, a portion of the 2025 STIP was non-formulaic and based on achievement of six strategic initiatives summarized below, as well as such other factors the compensation committee deemed appropriate. The six strategic initiatives were weighted 20% for the 2025 STIP.

The following table shows the threshold, target and maximum for each financial measure and the corresponding payout under the 2025 STIP for each financial measure and the strategic initiatives. In each case, performance achievement is interpolated between targets.

	Adjusted EBITDA ($MM)	Payout for Adjusted EBITDA (% of Target)	Net Revenue ($MM)	Payout for Net Revenue (% of Target)	Strategic Initiatives
Weighting	50%	—	30%	—	20%
Maximum	$397.2	200%	$3,022.9	200%	200%
Target	$331.0	100%	$2,879.0	100%	100%
Threshold	$297.9	50%	$2,735.0	50%	50%
<Threshold	<$297.9	0%	<$2,735.0	0%	0%

With respect to fiscal 2025, our compensation committee determined that our Adjusted EBITDA for purposes of the 2025 STIP was $300.1 million and, as a result, the 2025 Adjusted EBITDA goal was achieved at 53.3% of target and our 2025 Net Revenue was $2,733.3 million and, as a result, the Net Revenue goal was achieved at less than the threshold level.

The six strategic initiatives were framed as a scorecard with KPI performance for each strategic initiative ranging from mostly below acceptable, which corresponded to no payout, to mostly far exceeds target, which corresponded to 200% of target payout. The strategic initiatives related to: digital product usage, profitable growth of the Champions brand, ERP system implementation, accelerated growth, KinderCare for employers, and brand segmentation. For fiscal 2025, the performance results for the strategic initiatives was mixed. While the KPI performance for some strategic initiatives exceeded targets, others were below target expectations. After considering the overall performance against the six strategic initiatives and the scorecard results for each strategic initiative, the compensation committee determined that the strategic initiatives for each named executive officer participating in the 2025 STIP were achieved at 50%.

Based upon the Adjusted EBITDA, Net Revenue and strategic initiative performance in fiscal 2025, the resulting payout under the 2025 STIP was equal to 36.7% of such executive’s target bonus payout, as set forth below:

Named Executive Officer	% of Target Payout	2025 STIP Payout ($)
Paul Thompson	36.7%	$352,757
Tony Amandi	36.7%	$134,689
Jessica Harrah	36.7%	$79,139
Lindsay Sorhondo	36.7%	$68,885

In the case of Ms. Sorhondo, the payout under the 2025 STIP reflects proration during the year for increases in her base salary and target 2025 STIP percentage. For each named executive officer (other than Mr. Wyatt who did not receive a payout under 2025 STIP), these amounts are included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

Changes to Annual Incentive Compensation for Fiscal 2026

Our compensation committee reviewed potential modifications to the 2026 STIP and approved replacing the Strategic Initiatives with an occupancy-related measure, Early Childhood Education Full Time Enrollee (ECE FTE), and also approved lowering the threshold payout for the STIP from 50% of target to 25% of target. Our compensation committee selected ECE FTE because it is a key growth driver and is closely tied to Net Revenue. ECE FTE will be weighted 20%, and Adjusted EBITDA and Net Revenue will continue to be weighted 50% and 30%, respectively. The lower 25% threshold payout provides a minimal award at a minimally acceptable performance level and avoids a large step function with the inherent risk of unintended behaviors at this inflection point. The threshold STIP performance goals will be adjusted to be commensurate with the lower payout percentage.

Long-Term Incentive Compensation

Cash Long-Term Incentive Program

Until fiscal 2025, we maintained the KinderCare Education LLC Long-Term Incentive Plan (“LTIP”), a cash-based long-term incentive program that provides the opportunity for participating employees to earn cash performance bonuses based on the attainment of cumulative EBITDA targets over a 3-year performance period.

All of our named executive officers received an award under the LTIP in fiscal 2023 with a performance period of fiscal 2023 through fiscal 2025. All of our named executive officers, with the exception of Mr. Wyatt, received an award under the LTIP in fiscal 2024 with a performance period of fiscal 2024 through fiscal 2026. Subsequent to the end of a performance period, payouts on the cash LTIP awards are generally made in March of the succeeding year after the compensation committee has determined the achievement of performance metrics. No cash LTIP awards were granted to the named executive officers in fiscal 2025 as we transitioned to equity awards as the primary form of long-term incentive compensation.

Our compensation committee selected cumulative Adjusted EBITDA as the performance measure for both the 2023-2025 and 2024-2026 LTIP awards, as well as the funding matrix for these LTIP awards, because strong EBITDA performance is important to our long-term success, and the board of directors approved the target cumulative Adjusted EBITDA goal (with threshold and maximum goals determined according to the funding matrix).

The following section presents for the 2023-2025 performance period, the target level of cumulative Adjusted EBITDA, actual level of achievement of cumulative Adjusted EBITDA and the payouts to the named executive officers for the 2023-2025 LTIP awards. We will disclose the performance targets, actual results and payouts for the 2024–2026 LTIP awards once the applicable performance period has concluded.

2023-2025 LTIP Awards

Our named executive officers were eligible to participate in the 2023-2025 LTIP in amounts ranging from 0 – 200% of their target award values set forth below with respect to the performance period of fiscal 2023 through fiscal 2025. Awards may be paid out at 50% for threshold performance, at 100% for target performance, and up to 200% for maximum performance. Performance below the 50% threshold results in no award payout.

At the time of Mr. Wyatt’s retirement as our chief executive officer effective December 31, 2024, Mr. Wyatt’s 2023-2025 LTIP award was amended to prorate payment based on his December 31, 2024 retirement date. Additionally, on December 2, 2025, the compensation committee and the board of directors took action to modify the terms of Mr. Thompson’s 2023-2025 LTIP award such that he would be eligible to receive payment in respect of his 2023-2025 LTIP award to the extent that the compensation committee determines that we achieved the relevant performance goals for the performance period, while preserving the prorated treatment at 2/3 of the award. The determination to modify the terms of Mr. Thompson’s 2023-2025 LTIP award was made in light of the fact that he continued to serve as our non-executive officer employee through December 31, 2025, the end of the three-year performance period, in order to facilitate a smooth transition in the position of chief executive officer.

The following tables show the calculation of Adjusted EBITDA for each year in the three-year performance period and the minimum, target and maximum performance of cumulative Adjusted EBITDA for the 2023-2025 LTIP award. Adjusted EBITDA for the 2023-2025 LTIP awards is a non-GAAP financial measure. For a reconciliation of this non-GAAP measure to the comparable measure in accordance with GAAP for the cumulative three-year performance period of 2023 to 2025, see “Reconciliation of GAAP to Non-GAAP Financial Measures” in Appendix A.

Performance (Fiscal) Year	Target Adjusted EBITDA ($MM)	Actual Adjusted EBITDA ($MM)
2023	$498.0	$462.9
2024	$437.0	$405.2
2025	$359.0	$326.8
Total	$1,294.0	$1,194.9

	2023-2025 Cumulative Adjusted EBITDA ($MM)	Payout %
Maximum	$1,682.2	200.0%
Target	$1,294.0	100.0%
Actual	$1,194.9	84.7%
Threshold	$970.5	50.0%
<Threshold	<$970.5	0.0%

Based upon the cumulative Adjusted EBITDA for the fiscal 2023 to fiscal 2025 performance period, the compensation committee approved a payout of 84.7% of target on the 2023-2025 LTIP awards outstanding to the named executive officers. The resulting payouts under the 2023-2025 LTIP awards are as set forth below, which reflects 2/3 prorated payout in the case of Mr. Wyatt.

Named Executive Officer	Target Award Values ($)	% of Target Payout	2023-2025 LTIP Payout ($)
Tom Wyatt (1)	$4,250,000	84.7%	$2,399,267
Paul Thompson	$2,225,000	84.7%	$1,884,130
Tony Amandi	$1,050,000	84.7%	$889,140
Jessica Harrah	$450,000	84.7%	$381,060
Lindsay Sorhondo	$375,000	84.7%	$317,550

(1)
Reflects 2/3 prorated payout in the case of Mr. Wyatt.

For each named executive officer, the 2023-2025 LTIP award payout amounts are included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.

Equity Long-Term Incentive Compensation

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders. In fiscal 2025, equity awards were granted under our stockholder-approved 2022 Incentive Award Plan (the “2022 Plan”). The compensation committee expects to approve equity awards to executive officers at its regularly scheduled meeting in February of each year and the grant date of these awards is typically as close to March 15 as practicable, although the compensation committee may approve equity awards outside of the normal grant cycle to select individuals in the event of extraordinary circumstances. For fiscal 2025, annual equity awards granted to executive officers and other eligible employees were granted on March 14, 2025. Please see “Director Compensation” for information on equity grants to Mr. Wyatt in fiscal 2025 in connection with his service as a director.

The compensation committee generally determines the size and terms and conditions of equity grants to our executive officers, except that equity grants for Mr. Thompson in fiscal 2025 were recommended by the compensation committee and approved by the board of directors.

The equity awards granted to executive officers in fiscal 2025 consisted of a mix of restricted stock units (RSUs) and non-qualified stock options, with the mix divided equally based upon value. The number of RSUs was determined in February 2025 by dividing the value approved by the compensation committee by a 30-day trailing average stock price. The compensation committee determined that stock options would be granted in a share ratio of two-to-one as compared to RSUs after considering the Black-Scholes value of the stock options based upon the same 30-day trailing average stock price used to calculate RSUs. Accordingly, the grant date fair values reflected in the Summary Compensation Table may not correspond the targeted value of RSUs and stock options determined by the compensation committee. All stock options have an exercise price that is the “fair market value” on the date of grant. The equity award values were benchmarked to the corresponding role in our peer group companies.

Our compensation committee believes that a mix of RSUs and stock options is appropriate because they provide meaningful incentives to our executives to achieve increases in the value of our stock over time and promote executive retention over an extended period. The RSUs and stock options vest over a four-year period, 25% on the first anniversary of the grant date, and thereafter, quarterly in equal installments, subject to continued employment on the applicable vesting date. None of Mr. Thompson’s equity awards were modified in fiscal 2025 and accordingly, the outstanding unvested RSU and stock option awards, including those granted on March 14, 2025 as shown below, were forfeited at the time of the termination of his employment on December 31, 2025.

The following table shows the value targeted for equity awards and the corresponding number of RSUs and stock options granted to the executive officers on March 14, 2025:

Name	Target Fiscal 2025 Equity Award Value	Number of RSUs Granted	Number of Stock Options Granted
Paul Thompson	$2,750,000	70,912	141,825
Tony Amandi	$1,150,000	29,654	59,308
Jessica Harrah	$550,000	14,182	28,365
Lindsay Sorhondo	$525,000	13,537	27,075

Under the 2022 Plan, equity awards will fully accelerate and vest (i) if the executive is terminated from employment due to death or disability, (ii) upon the occurrence of a Change in Control (as defined in the 2022 Plan) if such awards are not assumed by the successor entity or its parent or subsidiary, provided that the executive is employed by the Company on the date of such Change in Control, and (iii) if a Change in Control occurs and the executive is terminated within 12 months following such Change in Control for any reason other than for Cause (as defined in the 2022 Plan), death or disability.

Prior to our IPO in October 2024, certain senior employees, including our executive officers, received long-term incentives in the form of incentive units (or Class B Units) in KC Parent, LP, that were intended to qualify as “profits interests” for U.S. federal income tax purposes and were eligible to vest based on time- and performance-based vesting criteria. The incentive units were an integral part of our private company long-term incentive compensation program from 2015 through our IPO in October 2024. In March 2024, the Company effected a distribution to KC Parent, LP which in turn effected a distribution to its equity holders, including our executive officers, in respect of their Class B Units (and any other classes of units held by such named executive officers). In connection with this distribution, our executive officers received the following amounts as distributions in respect of their Class B Units: Mr. Thompson ($6,027,367), Mr. Wyatt ($17,640,279), Mr. Amandi ($1,726,180) and Ms. Harrah ($407,138). In connection with our IPO, all Class B Units, including those held by our named executive officers, became vested and were converted into shares of our common stock. This vesting and conversion resulted in a large incremental non-cash compensation charge during 2024, as quantified and described in Note 2 to the Summary Compensation Table below. This incremental compensation charge does not reflect value actually received by any of our named executive officers for 2024 or any other year.

None of our executive officers were granted RSUs or options in fiscal 2024. In connection with the March 2024 distribution, the Company approved payments to holders of outstanding RSUs and options, including our executive officers, to account for the distribution, which payments were made in June 2024, and in connection with our IPO, the RSUs and options granted under the 2022 Plan, including to our executive officers, were automatically converted to relate to shares of our common stock and to be amended to be settled in and exercisable for shares of our common stock following our IPO. The amounts of these distributions are included in the fiscal 2024 Bonus column of the Summary Compensation Table.

Consideration of 2025 Annual Meeting Say-On-Pay Vote and Frequency of Future Say-On-Pay Votes

At the 2025 Annual Meeting of Stockholders, we presented our first advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”). The say-on pay proposal presented at our 2025 Annual Meeting of Stockholders received approximately 99.7% approval. We believe this level of approval is indicative of strong support for our executive compensation program.

At the 2025 Annual Meeting of Stockholders, we also received strong stockholder support for future say-on-pay votes to be held annually. In light of this advisory vote, and consistent with the recommendation of our board of directors, we have determined that the Company will hold future say-on-pay votes on an annual basis until the next required non-binding advisory vote regarding the frequency of say-on-pay votes, which will occur no later than our Annual Meeting of Stockholders in 2031 or until the board of directors otherwise determines a different frequency of say-on-pay votes.

Health and Welfare Benefits and Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•
medical, dental and vision benefits;
•
medical and dependent care flexible spending accounts;
•
short-term and long-term disability insurance; and
•
life insurance.

These benefits are generally provided to our named executive officers on the same general terms as they are provided to all of our full-time U.S. employees, though our executives are also eligible to participate in a supplemental executive life plan and in fiscal 2024 we paid a larger portion of the premium cost of such benefits for Mr. Wyatt. This additional premium cost was not continued when Mr. Wyatt returned as our chief executive officer. We also offer a child care benefit in which eligible employees, which includes executive officers, may receive discounts on tuition for their children at KinderCare centers of up to 50% or a maximum specified weekly amount.

In the future, we may provide additional perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our executive officers will be subject to periodic review by the compensation committee. We do not expect these perquisites to be a significant component of our compensation program.

We do not provide any tax “gross ups” to our named executive officers

Deferred Compensation and Other Retirement Benefits

Although we sponsor a 401(k) plan for our employees generally, our named executive officers instead participate in a nonqualified deferred compensation plan, the KinderCare Education LLC Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The purpose of this plan is for participants to benefit from tax advantages by deferring a greater percentage of their compensation (and current income taxes) than that which is allowed by the Internal Revenue Service in a qualified retirement plan, such as our 401(k) plan. Participants, including our named executive officers, may defer their salary and/or their cash bonus. In addition, the Company matches 40% of the first 5% of total compensation deferred under the Deferred Compensation Plan, which matching contributions are fully vested once made.

Participants are generally eligible to receive distributions of their accounts upon a separation from service from the Company, their disability, a change in control or other specified dates. The named executive officers, other than Mr. Wyatt, received Company matching contributions under the Deferred Compensation Plan with respect to fiscal 2025. See “Nonqualified Deferred Compensation Table” for further information regarding the Deferred Compensation Plan.

Severance and Other Benefits Payable Upon Termination of Employment or Change in Control

Mr. Amandi and Ms. Harrah are entitled to receive severance benefits upon qualifying terminations of employment pursuant to the Severance Policy and our Change in Control Severance Plan. See “Potential Payments Upon Termination or Change in Control” for information regarding such benefits. Ms. Sorhondo also was a participant in the Severance Policy until the termination of her employment in connection with the elimination of the chief operating officer position in March 2026.

In the case of Mr. Thompson, see “Summary of Employment Arrangements with Named Executive Officers” for a summary of the severance and other benefits to Mr. Thompson in connection with his termination as our chief executive officer on December 2, 2025 and termination of employment on December 31, 2025.

Named Executive Officer Agreements

The offer letter dated December 2, 2025 between the Company and Mr. Wyatt is summarized under “Summary of Employment Arrangements with Named Executive Officers.” The levels of fiscal 2026 compensation established by the offer letter were recommended by the compensation committee after consultation with Farient and commensurate with the pay levels of Mr. Wyatt in June 2024, when he previously served as our chief executive officer. The compensation committee set the vesting and other terms of RSU and stock option awards to be granted to Mr. Wyatt in 2026 in consideration of Mr. Wyatt’s prior retirement and the expected tenure of his service as our chief executive officer. Further, the offer letter provides that Mr. Wyatt will not participate in the Severance Policy or in the Change in Control Severance Plan. Instead, the offer letter includes provisions relating to compensation to Mr. Wyatt in connection with certain terminations of employment or termination of his service as the chair of our board of directors, including following a change in control. The compensation committee believes these terms were reasonable given that the amount of the potential payments and other potential benefits generally aligns with terms of the Severance Policy and the Change in Control Severance Plan and differing terms were specific to Mr. Wyatt’s previous service as our chief executive officer, his current service as the Chair of our board of directors, and his earlier retirement. The offer letter was recommended by the compensation committee and approved by the board of directors.

Clawback Policy

In connection with our IPO, we adopted a clawback policy to address the recovery of erroneously awarded incentive compensation in compliance with the requirements of the Dodd-Frank Act, final SEC rules, and NYSE listing standards.

Equity Grant Policies and Practices

We expect that our annual equity awards will be approved at a regular meeting of the compensation committee held in February of each year and granted as close to March 15 as practicable. We granted our first annual equity awards as a publicly-traded company on March 14, 2025. Following our disciplined equity granting process, in February 2025, the compensation committee approved equity awards and fixed the number of RSUs and stock options to executive officers, which were granted on March 14, 2025. Additionally, the compensation committee used a 30-day trailing average stock price for the purposes of determining in February 2025 the number of RSUs and stock options to be granted. From the February 2025 regular meeting until the March 14, 2025 grant date, the number of RSUs and stock options approved by the committee were not adjusted based upon the material nonpublic information or otherwise.

In approving such awards, the compensation committee did not take into account any material nonpublic information when determining the timing or terms of the awards and did not time the disclosure of any material nonpublic information for the purpose of affecting the value of executive compensation.

Tax Considerations

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

Section 280G of the Internal Revenue Code

Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including RSUs, stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code.

However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent, but we do not provide any tax “gross ups” in connection with such arrangements.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation.” The Company also takes into consideration ASC Topic 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

Compensation Committee Report

Our compensation committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based on this review and discussion, our compensation committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

The Compensation Committee:

Christine Deputy

Joel Schwartz

Michael Nuzzo

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

Summary Compensation Table

The following Summary Compensation Table shows information about the compensation we paid to each person that served as our Chief Executive Officer, our Chief Financial Officer and other executive officers during fiscal years 2025, 2024 and 2023. We refer to the individuals shown in the table below as the named executive officers. Mr. Wyatt also serves as the Chairman of the Board of Directors. For information about the compensation paid to Mr. Wyatt in his capacity as the Chairman, please see “Director Compensation.”

Name and Principal Position	Year	Salary ($)	Bonus Awards ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Tom Wyatt	2025	78,750	—	—	—	2,399,267	15,853	2,493,870
Chief Executive Officer	2024	975,000	1,451,646	—	55,618,552	792,631	133,230	58,971,059
	2023	975,000	—	262,298	452,914	1,495,119	134,335	3,319,666
Tony Amandi	2025	525,000	—	461,164	420,879	1,023,829	18,313	2,449,185
Chief Financial Officer	2024	525,000	350,165	—	5,754,395	271,601	23,583	6,924,744
	2023	519,231	—	63,937	110,977	507,152	24,025	1,225,322
Jessica Harrah	2025	391,346	—	220,551	201,292	460,199	12,354	1,285,742
Chief People Officer	2024	355,000	143,637	—	1,434,472	144,300	14,964	2,092,373
	2023	355,000	—	26,744	46,864	602,280	16,419	1,047,307
Paul Thompson (6)	2025	901,923	—	1,102,788	1,006,461	2,236,887	23,810	5,271,869
Former Chief Executive	2024	779,808	749,816	—	19,227,835	593,301	23,786	21,374,546
Officer	2023	650,000	—	136,282	236,011	815,519	20,590	1,858,402
Lindsay Sorhondo (7)	2025	400,962	—	210,521	192,138	386,435	14,001	1,204,057
Former Chief Operating Officer

(1)
For fiscal 2024, reflects payments made in respect of RSUs and stock options in connection with the March 2024 distribution prior to our IPO.
(2)
For fiscal 2025, reflects the grant date fair value of RSUs granted in that year, determined in accordance with Financial Accounting Standards Board (FASB) ASC Topic 718. See Note 17 the consolidated financial statements included with our Form 10-K for the fiscal year ended January 3, 2026 for a discussion of the relevant assumptions used in calculating grant date fair value. For fiscal 2023, reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the modification of RSUs in 2023 to provide for cash settlement. The amount included is equal to the difference between the value of the underlying shares on the date of grant and the value of such shares on the date of the modification. The assumptions used to value these awards are included in Note 17 of the consolidated financial statements included with our Annual Report on Form 10-K for the fiscal year ended December 28, 2024. The amounts included in this column reflect non-cash compensation charges only and do not represent value actually realized by our named executive officers. None of our named executive officers were granted stock awards in fiscal 2024 or fiscal 2023, and there was no modification charge associated with the modification of the RSUs in connection with our IPO to provide for stock settlement.
(3)
For fiscal 2025, reflects the grant date fair value of stock options granted in that year, determined in accordance with FASB ASC Topic 718. See Note 17 the consolidated financial statements included with our Form 10-K for the fiscal year ended January 3, 2026 for a discussion of the relevant assumptions used in calculating grant date fair value. No named executive officer was granted option awards in fiscal 2024. For fiscal 2024, reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the modification of Class B Units of KC Parent, LP in connection with the March 2024 distribution to participate in the distribution and in connection with our IPO to cause the Class B Units to become vested and converted into shares of our common stock. The Class B Units were issued as “profits interests” for U.S. federal income tax purposes and do not require the payment of an exercise price, but rather entitle the holder to participate in our future appreciation from and after the date of grant of the applicable Class B Units. Despite this, for purposes of this table we believe they are most similar economically to options and are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” For fiscal 2023, reflects the incremental fair value, computed in accordance with FASB ASC Topic 718, associated with the modification of options in 2023 to provide for cash settlement. The amount included is equal to the difference between the value of the underlying shares on the date of grant and the value of such shares on the date of the modification. The assumptions used to value these awards are included in Note 17 of the consolidated financial statements included with our Annual Report on Form 10-K for the fiscal year ended December 28, 2024. The amounts included in this column reflect non-cash compensation charges only and do not represent value actually realized by our named executive officers. None of our named executive officers was granted option awards in fiscal 2024 or fiscal 2023, and there was no modification charge associated with the modification of the options in connection with our IPO to provide for stock settlement.
(4)
Includes the cash incentive bonuses paid to each named executive officer in respect of the applicable fiscal year under the STIP; for Ms. Harrah in fiscal 2023, includes $330,092 earned under the cash LTIP for the 2021-2023 performance period; and includes amounts earned under the cash LTIP for the 2023-2025 performance period. Amounts for fiscal 2025 are as follows:

Named Executive Officer	2025 STIP Payout ($)	2023-2025 LTIP Payout ($)
Tom Wyatt	$—	$2,399,267
Tony Amandi	$134,689	$889,140
Jessica Harrah	$79,139	$381,060
Paul Thompson	$352,757	$1,884,130
Lindsay Sorhondo	$68,885	$317,550

See “Compensation Discussion and Analysis – Elements of Our Compensation Program – Annual Incentive Compensation” for an explanation of the 2025 STIP and “– Long-Term Incentive Compensation – 2023-2025 LTIP Awards” for more information about the 2023-2025 LTIP.

(5)
All Other Compensation for fiscal 2025 includes the following amounts, with Other Benefits below for Ms. Sorhondo representing the incremental cost to the Company of the child care benefit Ms. Sorhondo received on the same basis as available to the Company’s other eligible employees.

Name	Matching Contributions on Deferred Compensation ($)	Executive Life Insurance Premiums ($)	Other Benefits ($)	Total ($)
Tom Wyatt	$15,853	—	—	$15,853
Tony Amandi	$15,932	$2,381	—	$18,313
Jessica Harrah	$10,713	$1,641	—	$12,354
Paul Thompson	$18,039	$5,771	—	$23,810
Lindsay Sorhondo	$10,514	$1,124	$2,363	$14,001

(6)
For Mr. Thompson, who served as our Chief Executive Officer until December 2, 2025 and as a non-executive officer employee until December 31, 2025, includes compensation in all capacities.
(7)
For Ms. Sorhondo, who was promoted to the executive officer position of Chief Operating Officer on November 11, 2025 and served in that position until it was eliminated on March 11, 2026, includes compensation in all capacities.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award to each named executive officer during fiscal year ended January 3, 2026 under the 2025 STIP or 2022 Plan. Information regarding awards under these plans also is included in Compensation Discussion and Analysis.

		Estimated Future Payouts Under Non-Equity Plan Awards (1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All other stock awards: Number of shares of stock or units (#)(2)	All other option awards: Number of securities underlying options (#)(2)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(3)
Tom Wyatt	—	—	—	—	—	—	—	—
Tony Amandi	1/1/2025	183,750	367,500	735,000	—	—	—	—
	3/14/2025	—	—	—	29,654	—	—	461,164
	3/14/2025	—	—	—	—	59,308	16.37	420,879
Jessica Harrah	1/1/2025	110,000	220,000	440,000	—	—	—	—
	3/14/2025	—	—	—	14,182	—	—	220,551
	3/14/2025	—	—	—	—	28,365	16.37	201,292
Paul Thompson	1/1/2025	481,250	962,500	1,925,000	—	—	—	—
	3/14/2025	—	—	—	70,912	—	—	1,102,788
	3/14/2025	—	—	—	—	141,825	16.37	1,006,461
Lindsay Sorhondo	1/1/2025	90,000	180,000	360,000	—	—	—	—
	3/14/2025	—	—	—	13,537	—	—	210,521
	3/14/2025	—	—	—	—	27,075	16.37	192,138

(1)
Represents incentive pay that may have been earned by the named executive officers under the 2025 STIP. Threshold refers to the minimum amount payable upon achievement of the minimum performance levels required to earn any payment. Target refers to the amount payable if specified targets were reached. Maximum refers to the maximum payout possible under the 2025 STIP. In the case of Ms. Sorhondo, effective November 9, 2025, her annual base salary was increase to $450,000, and her target percentage under 2025 STIP was increased from 45% to 55%. Amounts under threshold, target and maximum for the November 9, 2025 grant date reflect the amounts payable at the applicable levels of achievement given her base salary increase and 2025 STIP increase. See the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table for the amounts actually paid under 2025 STIP. See “Compensation Discussion and Analysis – Annual Incentive Compensation” for a description of the 2025 STIP.
(2)
Represents restricted stock units and stock options granted under the 2022 Plan that vest over a four-year period, 25% on the first anniversary of the grant date, and thereafter, quarterly in equal installments, subject to continued employment on the applicable vesting date. Stock options have a ten year term. See “Compensation Discussion and Analysis – Long-Term Incentive Compensation – Equity Long-Term Incentive Compensation” for a description of the restricted stock units or stock options granted in 2025.
(3)
Determined in accordance with FASB ASC Topic 718. See Note 17 to the consolidated financial statements included with our Annual Report on Form 10-K for the fiscal year ended January 3, 2026 for a discussion of the relevant assumptions used in calculating grant date fair value. The amounts shown in the table above reflect grant date fair value and may not correspond to the actual value that will be realized by any named executive officer.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards for each of our named executive officers as of January 3, 2026. For Mr. Wyatt, includes awards that were outstanding as of January 3, 2026 that Mr. Wyatt received in his capacity as a director.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)
Tom Wyatt	2/23/22(1)	216,250	14,415	20.61	2/23/32	6,444	26,807
	5/17/22(3)	256,325	—	21.70	5/17/32	—	—
	3/14/25(1)	—	—	—	—	—	—
	6/6/25(1)	—	—	—	—	13,914	57,882
Tony Amandi	2/23/22(1)	53,427	3,561	20.61	2/23/32	1,591	6,619
	5/17/22(3)	60,582	—	21.70	5/17/32	—	—
	3/14/25(1)	—	59,308	16.37	3/14/35	29,654	123,361
Jessica Harrah	2/23/22(1)	22,899	1,524	20.61	2/23/32	680	2,829
	5/17/22(3)	23,881	—	21.70	5/17/32	—	—
	3/14/25(1)	—	28,365	16.37	3/14/35	14,182	58,997
Paul Thompson(4)	2/23/22(1)	113,215	—	20.61	3/31/26	—	—
	5/17/22(3)	130,903	—	21.70	3/31/26	—	—
	3/14/25(1)	—	—	16.37	3/31/26	—	—
Lindsay Sorhondo	2/23/22(1)	19,080	1,273	20.61	2/23/32	568	2,363
	5/17/22(3)	19,281	—	21.70	5/17/32	—	—
	3/14/25(1)	—	27,075	16.37	3/14/35	13,537	56,314

(1)
For the options and RSUs with grant dates of February 23, 2022 and March 14, 2025 (other than to Mr. Wyatt), 25% of the award vests on the first anniversary of the grant date and the remaining award vests ratably on each quarterly anniversary thereafter, such that 100% of the award will be fully vested on the fourth anniversary of the grant date, generally subject to the executive’s continued status as a service provider through the applicable vesting dates. Mr. Wyatt’s RSU grant on March 14, 2025 was in his capacity as a director and vested on June 1, 2025. Mr. Wyatt’s RSU grant on June 6, 2025 was in his capacity as a director and vests on the earlier of (a) the first anniversary of the grant date and (b) the date immediately preceding the date of the Company’s next annual meeting, generally subject to continued director service through the applicable vesting date.
(2)
The market value of the RSUs is based on the closing price on January 2, 2026, the last trading day of fiscal 2025.
(3)
For the options with a grant date of May 17, 2022, one-third of the award vests on the first anniversary of the grant date and the remaining award vests ratably on each annual anniversary thereafter, such that 100% of the award will be fully vested on the third anniversary of the grant date, generally subject to the executive’s continued status as a service provider through the applicable vesting dates.
(4)
Mr. Thompson ceased serving as our Chief Executive Officer on December 2, 2025 and his employment with the Company was terminated December 31, 2025, at which time his unvested stock options and unvested RSUs were terminated in accordance with their terms.

Option Exercises and Stock Vested

The following table reflects the vesting of previously granted RSUs for each of the named executive officers during the year ended January 3, 2026. No named executive officer exercised options during fiscal 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Tom Wyatt	68,281	802,266
Tony Amandi	15,884	185,274
Jessica Harrah	6,482	75,402
Paul Thompson	34,054	397,464
Lindsay Sorhondo	5,304	61,636

(1)
The value represented by the vesting of the RSUs is based is calculated by multiplying the number of shares acquired on vesting by the market value of the Company’s common stock on the respective vesting date(s).

Nonqualified Deferred Compensation

We maintain a nonqualified deferred compensation plan for a select group of our highly compensated employees, in which all of our named executive officers are eligible to participate. For additional information on such arrangements, see “Compensation Discussion and Analysis – Elements of Our Executive Compensation Program – Deferred Compensation and Other Retirement Benefits” above. The following table contains information regarding the nonqualified deferred compensation plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($) (2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Tom Wyatt	396,315	15,853	159,640	655,227	4,977,251
Tony Amandi	63,910	15,932	114,167	—	814,239
Jessica Harrah	26,783	10,713	73,369	—	460,091
Paul Thompson	130,711	18,039	64,344	—	908,088
Lindsay Sorhondo	26,284	10,514	223,956	—	1,572,937

(1)
The Company made contributions on behalf of each of the named executive officers to the plan during fiscal 2025.
(2)
Reflects the amount of the aggregate interest or other earnings accrued during the last fiscal year.
(3)
These amounts do not represent above-market earnings and thus are not reported in the Summary Compensation Table.

Pay Versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) for our Chief Executive Officer, also referred to as our principal executive officer (“PEO”), and our other named executive officers (“NEOs”) and certain financial performance metrics of the Company for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown. For further information on the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to “Executive Compensation – Compensation Discussion and Analysis.”

The following table shows the total compensation for the past two fiscal years as set forth in the Summary Compensation Table (“SCT”) and the CAP to our current PEO (Tom Wyatt, Chief Executive Officer in fiscal 2025 beginning December 2, 2025 and in fiscal 2024 from December 29, 2024 to June 1, 2024), our former PEO (Paul Thompson, Chief Executive Officer in fiscal 2025 until December 2, 2025 and in fiscal 2024 beginning June 1, 2024 and President from December 29, 2024 to June 1, 2024), and on an average basis, our other NEOs (in each case, as determined under SEC rules), our total shareholder return (TSR), peer group TSR, our net income as reported in our consolidated financial statements for the years noted, and our Company Selected Measure, which is Adjusted EBITDA.

							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total for PEO(1)	SCT Total for former PEO	CAP to PEO(2)	CAP to Former PEO(3)	Average SCT Total for Non- PEO NEOs(4)	Average CAP to Non-PEO NEOs(5)	Total Share- holder Return(6)	Peer Group Total Share- holder Return(7)	Net Income (in thousands)	Adjusted EBITDA(8) (in thousands)
2025	$2,493,870	$5,271,869	$1,609,998	$2,674,675	$1,646,328	$1,133,284	$16	$94	$(112,880)	$300,066
2024	$58,971,059	$21,374,546	$48,042,419	$17,785,846	$4,508,558	$4,423,340	$68	$119	$(92,840)	$298,123

(1)
The amounts do not include the value of any cash retainer or equity awards granted to Mr. Wyatt in 2025 in his role as Chairman of the Board prior to his resuming the CEO role effective December 2, 2025. Upon Mr. Wyatt’s appointment as the CEO, he ceased receiving director compensation.
(2)
In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments below were made to Mr. Wyatt’s total compensation reflected in the SCT for fiscal 2025 to determine the CAP to him for such year for purposes of Item 402(v). Measurement date fair values were determined based on the same methodology used for grant date fair value purposes. Restricted stock units were valued based on the closing stock price on the relevant measurement date. Stock options were valued using the Black-Scholes valuation method on the relevant measurement date.

Calculation of “Compensation Actually Paid” to Mr. Wyatt	2025
Reported SCT Total for Mr. Wyatt	$2,493,870
Amounts reported in the “Stock Awards” and “Option Awards” columns of the SCT	$—
Fair value (as of year end) of equity awards granted during the year that remain unvested at year end	$—
Change in fair value (as of vesting date from prior year end) of previously-granted equity awards that vested during the year	$(701,307)
Fair value (as of the vesting date) of equity awards that were granted and vested during the year	$—
Change in fair value (as of year end from prior year end) of previously-granted equity awards that remain unvested at year end	$(182,565)
Fair value (as of the end of the prior year) of previously-granted equity awards that failed to meet vesting conditions in the year	$—
Value of dividends or other earnings paid on equity awards during the year not otherwise reflected in fair value of equity award or total compensation for the year	$—
CAP to Mr. Wyatt	$1,609,998

(3)
In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments below were made to Mr. Thompson’s total compensation reflected in the SCT for fiscal 2025 to determine the CAP to him for such year for purposes of Item 402(v). Measurement date fair values were determined based on the same methodology used for grant date fair value purposes. Restricted stock units were valued based on the closing stock price on the relevant measurement date. Stock options were valued using the Black-Scholes valuation method on the relevant measurement date.

Calculation of “Compensation Actually Paid” to Mr. Thompson	2025
Report SCT Total for Mr. Thompson	$5,271,869
Amounts reported in the “Stock Awards” and “Option Awards” columns of the SCT	$(2,109,249)
Fair value (as of year end) of equity awards granted during the year that remain unvested at year end	$—
Change in fair value (as of vesting date from prior year end) of previously-granted equity awards that vested during the year	$(362,689)
Fair value (as of the vesting date) of equity awards that were granted and vested during the year	$—
Change in fair value (as of year end from prior year end) of previously-granted equity awards that remain unvested at year end	$—
Fair value (as of the end of the prior year) of previously-granted equity awards that failed to meet vesting conditions in the year	$(125,256)
Value of dividends or other earnings paid on equity awards during the year not otherwise reflected in fair value of equity award or total compensation for the year	$—
CAP to Mr. Thompson	$2,674,675

(4)
The non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: for fiscal 2025, Mr. Amandi, Ms. Harrah, and Ms. Sorhondo; and for fiscal 2024, Mr. Amandi and Ms. Harrah.
(5)
In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments below were made to the average total reflected in the SCT for fiscal 2025 for our non-PEO NEOs as a group to determine the CAP. Measurement date fair values were determined based on the same methodology used for grant date fair value purposes. Restricted stock units were valued based on the closing stock price on the relevant measurement date. Stock options were valued using the Black-Scholes valuation method on the relevant measurement date.

Calculation of “Compensation Actually Paid” to Non-PEO NEOs	2025
Reported SCT Total for Non-PEO NEOs	$1,646,328
Amounts reported in the “Stock Awards” and “Option Awards” columns of the SCT	$(568,848)
Fair value (as of year end) of equity awards granted during the year that remain unvested at year end	$181,549
Change in fair value (as of vesting date from prior year end) of previously-granted equity awards that vested during the year	$(98,919)
Fair value (as of the vesting date) of equity awards that were granted and vested during the year	$—
Change in fair value (as of year end from prior year end) of previously-granted equity awards that remain unvested at year end	$(26,826)
Fair value (as of the end of the prior year) of previously-granted equity awards that failed to meet vesting conditions in the year	$—
Value of dividends or other earnings paid on equity awards during the year not otherwise reflected in fair value of equity award or total compensation for the year	$—
CAP to Non-PEO NEOs	$1,133,284

(6)
Represents cumulative total shareholder return if $100 was invested in the Company’s common stock as of October 9, 2024, the first trading day of our common stock following our initial public offering, through the end of our fiscal year 2024 (December 28, 2024) and the end of fiscal 2025 (January 3, 2026).
(7)
Represents the cumulative total shareholder return if $100 was invested in the peer group index as of October 9, 2024, the first trading day of our common stock following our initial public offering, through the end of our fiscal year 2024 (December 28, 2024) and the end of fiscal 2025 (January 3, 2026), assuming reinvestment of all dividends. The peer group used for this purpose is the S&P 1500 Education Services Sub-Industry Index.

(8)
The amounts reported in this column represent Adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA is calculated by adding or subtracting specific adjustments to EBITDA (earnings before interest, taxes, depreciation and amortization). For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, please see Part II, Item 7. Management’s Discussion and Analysis of Financial Condition – Non-GAAP Financial Measures in our Annual Reports on Form 10-K for the fiscal years ended January 3, 2026 and December 28, 2024.

Tabular List of Financial Measures

As described in greater detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation programs reflect a pay-for-performance philosophy. We utilize metrics for our short- and long-term incentive compensation programs based on an objective of driving profitable growth and increasing shareholder value. Listed below are the financial performance measures which, in our assessment, represent the most important performance measures we used to link CAP in fiscal year 2025 to our NEOs, including our PEO and former PEO, to company performance.

•
Adjusted EBITDA
•
Net Revenue

Of these measures, we have identified Adjusted EBITDA as the most important of our financial performance measures.

Pay Versus Performance: Relationship Disclosure

The bullet points and graphs below set forth an analysis of the information included in the above table, including (i) relationship between the CAP and the cumulative TSR, relationship between the CAP and net income, and relationship between CAP and the Adjusted EBITDA and (ii) comparison of the Company’s TSR and the TSR of the peer group.

•
Over 2025, CAP to KinderCare’s PEOs and average non-PEO NEO has tracked with our TSR and financial performance. KinderCare had TSR of -77% compared to peer group TSR of -21% over the same 1-year period, and a total TSR since the IPO of -84% compared to peer group TSR of -6%. CAP to our PEOs and our non-PEO NEOs declined in 2025 compared to 2024 due to the stock price decrease and a significant portion of PEO and non-PEO NEO pay that is in the form of stock-based compensation, as well as a one-time non-cash compensation charge relating to the settlement of profits interests in fiscal 2024 that inflated CAP significantly but did not result in compensation realized by the NEOs.
o
2025 CAP for both PEOs and our non-PEO NEOs is lower than the SCT total because our stock price decreased 77%, and a significant portion of current and prior year PEO and non-PEO NEO pay is in the form of stock-based compensation.
o
The 2024 CAP included the incremental fair value of the modification of profits interests (Class B Units) provided to executives over multiple years while KinderCare was a privately held company that were then vested and converted into common stock as part of the IPO. The value shown for these awards reflected a one-time non-cash compensation charge and not value actually realized by the NEOs.
•
KinderCare’s fiscal 2025 net loss was $112.9 million compared to fiscal 2024’s net loss of $92.8 million, coinciding with a decline in CAP to our PEOs and non-PEO NEOs. However, Adjusted EBITDA increased to $300.1 million in fiscal 2025 from $298.1 million in fiscal 2024.

•
KinderCare has an approximately 15-month trading history as of January 3, 2026. This limits our narrative description regarding the longer-term relationships of CAP to various performance measures. We expect to further expand our narrative descriptions regarding CAP and performance measures in future years.

CAP vs. Adjusted EBITDA
Adjusted EBITDA (millions)
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
Compensation Actually Paid (millions)
$60
$50
$40
$30
$20
$10
$0
$48.0M
$17.8M
$4.4M
$298.1M
$300.1M
$1.6M
$2.7M
$1.1M
2024
2025
Compensation Actually Paid (PEO)
Compensation Actually Paid (Former PEO)
Avg. Compensation Actually Paid (Non-PEO NEO)
Adjusted EBITDA

CEO Pay Ratio

During fiscal 2025, the Company had two individuals serving as Chief Executive Officer: Paul Thompson, who ceased serving as our chief executive officer on December 2, 2025, and Tom Wyatt, who was appointed chief executive officer on December 2, 2025. For the purposes of this section, the compensation paid to the chief executive officer is a combination of the compensation paid to each of Mr. Wyatt and Mr. Thompson in fiscal 2025 as set forth in the total column of the Summary Compensation Table. We are not including any compensation paid to Mr. Wyatt during the year for his role as Chairman of the board of directors. Mr. Wyatt ceased receiving any compensation as a director effective December 2, 2025.

The following table shows the calculation of the ratio of the fiscal 2025 total compensation paid to the chief executive officer to the 2025 annual total compensation of the individual identified as our median compensated employee. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the SEC rules.

	Total Pay ($)	Pay Ratio
Chief Executive Officer	$7,765,739
Median Employee	$27,453	283:1

We selected December 31, 2025 as the date to identify the median employee. As of December 31, 2025, our employee population consisted of approximately 42,047 employees working for KinderCare, all of whom were in the U.S. We included any full-time and part-time individual employed by the Company on December 31, 2025. No employee was excluded under the de minimis or data privacy exemptions under the rule.

To determine our median employee, we used “total compensation” for calendar year 2025 as derived from our payroll records. “Total compensation” consisted of base salary or wages; overtime pay and double pay, as applicable; holiday, vacation, and sick pay; long-term and short-term incentive compensation; benefits; bonus and commissions-based payments paid through December 31, 2025.

In identifying our median employee, wages and salaries were annualized for full-time employees who were not employed for the full 2025 calendar year, including those employees who were hired in 2025 as if they were hired at the beginning of the calendar year. We did not make a full-time equivalent adjustment for any employee.

Once we identified our median employee, we then calculated such employee’s annual total compensation for 2025 by using the same methodology we used for purposes of determining the annual total compensation of the chief executive officer for fiscal 2025 as set forth in the Summary Compensation Table above.

Our pay ratio has been calculated using selected assumptions, estimates and adjustments as permitted under Item 402(u) of Regulation S-K. Other companies may use different methodologies, assumptions, estimates and adjustments, for median employee compensation and therefore a comparison of our pay ratio to that of other companies will be limited in value.

Certain Stock Option Grants

The information in the table below is provided in accordance with Item 402(x)(2) of Regulation S-K regarding the grant of stock options to the named executive officers in 2025 within four business days before, or within one business day after, the filing of a report on Forms 10-K, 10-Q, or 8-K disclosing material nonpublic information. The stock options included in the table were granted on March 14, 2025 as part of the annual grant of equity awards that occur as close to March 15 as practicable. This stock option grant occurred within four business days of the Form 8-K that was filed on March 20, 2025 that furnished a press release issued on March 20, 2025 announcing the Company’s results of operations for the fourth quarter and fiscal year ended December 28, 2024. Please see “Compensation Discussion and Analysis – Equity Grant Policies and Practices” for more information.

Name	Grant Date	Number of Securities Underlying Award (#)	Exercise price ($/Sh)	Grant Date Fair Value(1)($)

Percentage Change in the
Closing Market
Price of
the Securities
Underlying the Award
Between the Trading
Day Ending
Immediately Prior to
the Disclosure of
Material Nonpublic
Information and the
Trading Day
Beginning
Immediately Following
the Disclosure of
Material Nonpublic
Information ($)

Tom Wyatt	—	—	—	—	—
Tony Amandi	3/14/2025	59,308	16.37	420,879	(14.3)%
Jessica Harrah	3/14/2025	28,365	16.37	201,292	(14.3)%
Paul Thompson	3/14/2025	141,825	16.37	1,006,461	(14.3)%
Lindsay Sorhondo	3/14/2025	27,075	16.37	192,138	(14.3)%

(1)
The amounts in this column have been determined in accordance with FASB ASC Topic 718. See Note 17 the consolidated financial statements included with our Form 10-K for the fiscal year ended January 3, 2026 for a discussion of the relevant assumptions used in calculating grant date fair value.

Summary of Employment Arrangements with Named Executive Officers

We have entered into agreements with Mr. Wyatt and Mr. Thompson that govern their service to the Company as Chief Executive Officer during their respective tenures and these agreements are summarized below. We are not parties to an employment agreement with Mr. Amandi, Ms. Harrah or Ms. Sorhondo. Instead, these executive officers are participants in Company’s Severance Policy and the Company’s Change in Control Severance Plan (the “CIC Plan”), each of which is summarized below.

Agreements with Executive Officers

Tom Wyatt

We entered into a letter agreement dated March 15, 2024 relating to Mr. Wyatt’s role as our Chairman that superseded a 2015 employment agreement providing for his employment as our Chief Executive Officer through June 1, 2024. Pursuant to the letter agreement, Mr. Wyatt received continued vesting of his incentive equity awards (including if he should cease providing services as a director) and a payout of his STIP award for fiscal 2024 and a prorated payout of his LTIP award granted in fiscal 2023 for the 2023-2025 performance period. Further, pursuant to the letter agreement, beginning in 2025, Mr. Wyatt received an annual cash retainer of $450,000 for his service as Chairman.

On December 2, 2025, Mr. Wyatt entered into an offer letter with the Company relating to his employment as Chief Executive Officer (the “offer letter”). The offer letter was recommended by the Compensation Committee and approved by the Board of Directors. Pursuant to the offer letter, Mr. Wyatt’s employment is at-will and may be terminated at any time for any reason, subject to the terms of the offer letter. The offer letter provides that Mr. Wyatt will cease receiving compensation as a director.

Under the offer letter, Mr. Wyatt’s annual base salary will initially be $975,000. Beginning in 2026, Mr. Wyatt will be eligible to participate in the Company’s annual cash-based short-term incentive compensation program, with a target percentage of not less than 110% of his base salary. Beginning in 2026, Mr. Wyatt also will be eligible for equity awards, which are currently a mix of stock options and restricted stock units granted under the Company’s Amended and Restated 2022 Incentive Award Plan. The offer letter provides that the value of equity awards to Mr. Wyatt in 2026 will be not less than $4,250,000. The offer letter also specifies the terms of equity awards granted to Mr. Wyatt, including a four year vesting period and, in the case of stock options, a five year term and one year period in which to exercise vested options following termination of employment. If Mr. Wyatt’s employment is terminated for any reason other than by the Company for Cause or by Mr. Wyatt without Good Reason (referred to in the offer letter as a “Qualifying Termination”), the equity awards will continue to vest and will be accelerated in full on Mr. Wyatt’s termination of employment due to death or disability.

The offer letter provides that Mr. Wyatt will not participate in the Severance Policy or in the CIC Plan.

Under the offer letter, in the event of a Qualifying Termination, Mr. Wyatt will be entitled to receive a pro-rated short-term incentive plan (STIP) bonus based on actual performance determined by the Compensation Committee, paid in a lump sum on the later of (i) the 61st day following the date of such Qualifying Termination and (ii) the date payments under such STIP are made to active employees. Additionally, in the event of a Change in Control in which on or following the Change in Control, Mr. Wyatt experiences a Qualifying Termination and he ceases to serve as CEO and Chair of the Board without his consent, the Company will pay Mr. Wyatt a lump sum amount equal to two times his base salary within 60 days. Any payments or benefits to Mr. Wyatt in connection with termination of employment will be subject to the condition that he executes and delivers a general release, in a form reasonably acceptable to the Company, of all known and unknown claims against the Company and its affiliates that becomes effective and irrevocable.

Paul Thompson

On July 8, 2015, we entered into an employment agreement with Mr. Thompson providing for his employment as our Executive Vice President and Chief Financial Officer, which employment agreement continued to govern his employment with us as President and later Chief Executive Officer. Mr. Thompson’s employment agreement provided for an indefinite “at-will” term of employment. In March 2024, we provided a notice to Mr. Thompson to reflect his role as our Chief Executive Officer, effective June 1, 2024. Pursuant to the notice, Mr. Thompson was entitled to receive a base salary of $875,000 per year, a bonus opportunity with a target of 110% of his base salary, in each case, effective as of his June 1, 2024, promotion to Chief Executive Officer, and a cash LTIP award with a target of $2,400,000.

On December 2, 2025, Mr. Wyatt succeeded Mr. Thompson as our Chief Executive Officer and Mr. Thompson remained a non-executive officer employee through December 31, 2025. At the time of his termination, Mr. Thompson was entitled to receive the separation benefits payable in connection with a termination without cause in accordance with the terms of the 2015 employment agreement, the Severance Policy, and the relevant terms of Mr. Thompson’s equity, short-term and long-term incentive awards, except as noted below.

Under the terms of the 2015 employment agreement and the Severance Policy, the Company is required to pay Mr. Thompson an aggregate amount equal to the product of (i) 1.5 and (ii) his base salary of $875,000, payable in equal installments in accordance with the Company’s regular pay practices during the applicable “Severance Period,” which is 18 months immediately following the termination of his employment. Under the terms of the 2015 employment agreement and the Severance Policy, the Company also was required to pay Mr. Thompson an amount equal to the cash bonus with respect to 2025 STIP, calculated based on actual achievement and payable as a lump-sum payment on the date payments under the 2025 STIP were made in 2026 to executives who remain actively employed through such payment date. Mr. Thompson’s 2025 STIP amount was $352,757 and was paid in March 2026. Additionally, the terms of the 2015 employment agreement and the Severance Policy require the Company to pay or, at its election, reimburse Mr. Thompson for the Company-paid portion of

Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for Mr. Thompson and his covered eligible dependents (at the same benefit levels in effect as if Mr. Thompson had remained an active employee) for the period commencing the date of termination of employment and ending on the earliest of (i) the number of months thereafter equal to the Severance Period, (ii) the date such Mr. Thompson is no longer eligible for COBRA continuation coverage, and (iii) the date on which Mr. Thompson becomes eligible to receive group health plan coverage from another employer.

On December 2, 2025, the Compensation Committee modified the terms of Mr. Thompson’s then-outstanding 2023-2025 LTIP award such that Mr. Thompson would be eligible to receive payment in respect of his 2023-2025 LTIP award to the extent that the Compensation Committee determines that the Company has achieved the relevant performance goals for the performance period, with any payment made to Mr. Thompson at the same time as the Company makes payment to actively employed participants in the 2023-2025 LTIP. Mr. Thompson’s 2023-2025 LTIP amount was $1,884,130 and was paid in March 2026. The Company also has agreed to provide Mr. Thompson, at its expense, with senior executive level outplacement services for 12 months from termination.

As required by the 2015 employment agreement and the Severance Policy, Mr. Thompson delivered to the Company a general release of claims in favor of the Company that became effective and irrevocable. Mr. Thompson is subject to a non-solicitation of customers, suppliers or employees covenant during his employment until the date that is one year after which he no longer receives any payment from the Company or any of its subsidiaries, as well as a perpetual confidentiality covenant.

Severance Policy

In May 2022, we adopted the Severance Policy, pursuant to which certain of our executives may receive severance benefits in connection with certain terminations of employment.

For purposes of the Severance Policy, the “severance multiplier” for each of Mr. Amandi, Ms. Harrah and Ms. Sorhondo is 1.0x and the “severance period” is 12 months.

Pursuant to the Severance Policy, in connection with a termination by the Company without Cause (as defined below), a participant may be eligible to receive, in addition to any accrued amounts and subject to execution and non-revocation of an effective release of claims: (i) base salary multiplied by the severance multiplier, payable over the severance period; (ii) a prorated bonus based on actual performance for the year in which the termination occurred, payable on the later of the 61st day following the termination date and the date payments are made to actively employed executives; and (iii) if eligible and subject to timely election pursuant to COBRA, reimbursement of the employer-paid portion of COBRA premiums, continuing until the earlier of (a) the severance period, (b) the date the executive is no longer eligible for COBRA continuation coverage, or (c) the date the executive becomes eligible for other employer-sponsored group health coverage.

If the Chief Executive Officer is a participant in the Severance Policy, the “severance multiplier” is 1.5x and the “severance period” is 18 months for such Chief Executive Officer. In addition such Chief Executive Officer will be entitled to receive the benefits described above in connection with a termination by such Chief Executive Officer for Good Reason (as defined below).

The Severance Policy provides that any equity awards that are outstanding as of the participant’s termination of employment will be governed by the terms and conditions set forth in the applicable award agreements unless otherwise provided for in any other written agreement with the participant or otherwise determined by the Compensation Committee.

For purposes of the Severance Policy, “Cause” has the meaning in the executive’s employment agreement, if any, or otherwise means (i) repeated and willful failure to perform the executive’s material duties, after written notice and 30 days to cure (other than due to disability); (ii) willful failure to comply with any valid and legal directive of his or her supervisor or the board of directors; (iii) use of illegal drugs; (iv) commission of, conviction of, or entry of a plea of guilty or nolo contendere to a felony, a crime of moral turpitude, or a misdemeanor involving fraud or dishonesty; (v) perpetration of any act of fraud or material dishonesty against or affecting the Company or any parent or subsidiary thereof; (vi) material breach of fiduciary duty or any written agreement with the Company or any parent or subsidiary thereof, after written notice and 30 days to cure; (vii) repeated insolent or abusive conduct in the workplace or behavior in material violation of Company policy; (viii) action intended to harm or disparage or reasonably expected to lead to unwanted or unfavorable publicity to the Company or any parent or subsidiary thereof; or (ix) any act of material self-dealing without prior notice to and consent by the board of directors.

For purposes of the Severance Policy, “Good Reason” means (i) any material diminution in the executive’s position, authority, duties, or responsibilities, (ii) a material reduction in the executive’s base salary (other than in connection with across-the-board base salary reductions of all or substantially all similarly situated employees), (iii) a material reduction in the executive’s target bonus, or (iv) a material change in the geographic location of the executive principal location; provided that none of the foregoing events shall constitute Good Reason unless the executive provides the Company written notice of the existence of the purported Good Reason event within 30 days after it initially occurs, the Company fails to remedy or cure such event within 30 days after the date of such written notice, and the executive exercises his right to terminate for Good Reason within 30 days after the cure period expires.

Change in Control Severance Plan

In May 2022, we adopted the CIC Plan, pursuant to which certain of our executive officers may receive severance benefits in connection with certain terminations of employment during the “protection period” beginning three months prior to the date of the consummation of a Change in Control (as in the 2022 Plan) and ending on the two-year anniversary of such Change in Control. The CIC Plan requires a “double trigger” for severance benefits and does not provide for any benefits to a participant upon the consummation of a Change in Control without a qualifying termination of employment.

For purposes of the CIC Plan, the “CIC severance multiplier” for each of Mr. Amandi, Ms. Harrah and Ms. Sorhondo is 1.5 and the “severance period” is 18 months. For any participant in the CIC Plan that serves as Chief Executive Officer of the Company, the CIC severance multiplier is 2.0 and the severance period is 24 months. As used in the CIC Plan, the term “severance payment” means the sum of that executive’s base salary and that executive’s target bonus for the year in which that executive’s termination of employment occurs.

Pursuant to the CIC Plan, in connection with a termination by the Company without Cause (as defined below) or by the executive for Good Reason (as defined below) during the protection period, a participant may be eligible to receive, in addition to any accrued amounts and subject to execution and non-revocation of an effective release of claims: (i) cash severance equal to the product of the participant’s CIC severance multiplier and the participant’s severance payment, payable within 60 days after termination (or, to the extent required to comply with Section 409A, in equal installments over the severance period); (ii) a prorated bonus based on actual performance for the year in which the termination occurred, payable on the later of the 61st day following the termination date and the date payments are made to actively employed executives; and (iii) if eligible and subject to timely election pursuant to COBRA, reimbursement of the employer-paid portion of COBRA premiums, continuing until the earlier of (a) the severance period, (b) the date the executive is no longer eligible for COBRA continuation coverage, or (c) the date the executive becomes eligible for other employer-sponsored group health coverage.

The CIC Plan provides that any equity awards that are outstanding as of the participant’s termination of employment will be governed by the terms and conditions set forth in the applicable award agreements unless otherwise provided for in any other written agreement with the participant or otherwise determined by the Compensation Committee.

In the event that any payments or benefits to a participant in the CIC Plan would subject the participant to any excise tax pursuant to Section 4999 of the Internal Revenue Code then the Company will reduce the amount of such payments and benefits to the amount which produces the greatest after-tax benefit to the participant.

For purposes of the CIC Plan, “Cause” has the meaning in the executive’s employment agreement, if any, or otherwise means (i) repeated and willful failure to perform the executive’s material duties, after written notice and 30 days to cure (other than due to disability); (ii) willful failure to comply with any valid and legal directive of his or her supervisor or the board of directors; (iii) use of illegal drugs; (iv) commission of, conviction of, or entry of a plea of guilty or nolo contendere to a felony, a crime of moral turpitude, or a misdemeanor involving fraud or dishonesty; (v) perpetration of any act of fraud or material dishonesty against or affecting the Company or any parent or subsidiary thereof; (vi) material breach of fiduciary duty or any written agreement with the Company or any parent or subsidiary thereof, after written notice and 30 days to cure; (vii) repeated insolent or abusive conduct in the workplace or behavior in material violation of Company policy; (viii) action intended to harm or disparage or reasonably expected to lead to unwanted or unfavorable publicity to the Company or any parent or subsidiary thereof; or (ix) any act of material self-dealing without prior notice to and consent by the board of directors.

For purposes of the CIC Plan, “Good Reason” means (i) any material diminution in the executive’s position, authority, duties, or responsibilities, (ii) a material reduction in the executive’s base salary (other than in connection with across-the-board base salary reductions of all or substantially all similarly situated employees), (iii) a material reduction in the executive’s target bonus, or (iv) a material change in the geographic location of the executive’s principal location; provided that none of the foregoing events shall constitute Good Reason unless the executive provides the Company written notice of the existence of the purported Good Reason event within 30 days after it initially occurs, the Company fails to remedy or cure such event within 30 days after the date of such written notice, and the executive exercises his right to terminate for Good Reason within 30 days after the cure period expires.

Potential Payments Upon Termination or Change in Control

In this section, we describe the potential payments that may be made to our named executive officers other than Mr. Thompson upon certain terminations of employment assuming the event occurred on January 3, 2026, the last day of fiscal 2025. Mr. Thompson’s employment terminated as of December 31, 2025 and the payments to him upon termination are described above under “Agreements with Executive Officers.”

The information below is based on the arrangements with our named executive officers in effect as of January 3, 2026, which for Mr. Wyatt was the offer letter dated December 2, 2025 and for Mr. Amandi, Ms. Harrah and Ms. Sorhondo was the Severance Policy and CIC Plan, as described above. None of Mr. Amandi, Ms. Harrah or Ms. Sorhondo were retirement eligible as of January 3, 2026 and accordingly, there are no potential payments associated with termination due to retirement for these executive officers. Mr. Wyatt was not eligible for any retirement benefits as of January 3, 2026 under his offer letter.

For the 2023-2025 and 2024-2026 LTIP awards, the award agreements provide that if the participant incurs a termination of service due to the participant’s death, disability or retirement, in any case, during the last calendar year of the performance period, the participant will be eligible to receive a pro-rated payment of the award determined by multiplying the actual amount of the award that would otherwise have been paid to the participant for such performance period based on actual achievement for the full performance period, pro rated based on the full calendar quarters in the performance period occurring prior to the calendar quarter in which such termination of service occurs. If the participant incurs a termination of service for any reason prior to the date on which the award is paid to the participant, the award will be cancelled and forfeited by the participant upon such termination of service. The 2023-2025 and 2024-2026 LTIP awards do not provide for the accelerated vesting or payment in the event of a “Sale of the Company,” which includes a change in control.

Al equity awards held by our named executive officers at January 3, 2026 were granted under the 2022 Plan. Under the 2022 Plan, if a Change in Control occurs and a participant’s sward is not continued, converted, assumed or replaced with a similar award by (i) the Company, or (ii) a successor entity or its parent or subsidiary, and provided that the participant has not had a termination of service, then, immediately prior to the Change in Control, such award will become fully vested, exercisable and/or payable. For the purposes of the tables below, we have assumed that all equity awards granted to the named executive officers and outstanding as of January 3, 2026 would become fully vested, exercisable and/or payable by virtue of not being so assumed in connection with a Change in Control.

Name	Benefit	Voluntary Termination due to Retirement ($)	Involuntary Termination w/o Cause or for Good Reason ($)	Change in Control/Sale of the Company ($)	Change in Control and Termination w/o Cause or for Good Reason ($)	Termination due to Death or Disability ($)
Tom Wyatt	Cash Severance (1)	—	—	—	1,950,000	—
	LTIP Awards (2)	—	—	—	—	—
	Equity Acceleration(3)	—	—	84,689	84,689	84,689
	All Other Payments or Benefits (4)	—	—	—	—	—
	Total	—	—	84,689	2,034,689	84,689
Tony Amandi	Cash Severance (1)	—	659,689	—	1,338,750	—
	LTIP Awards (2)	—	—	—	—	834,689
	Equity Acceleration(3)	—	—	129,979	129,979	129,979
	All Other Payments or Benefits (4)	—	7,107	—	10,661	—
	Total	—	666,796	129,979	1,479,390	964,668
Jessica Harrah	Cash Severance (1)	—	479,139	—	930,000	—
	LTIP Awards (2)	—	—	—	—	379,139
	Equity Acceleration (3)	—	—	61,826	61,826	61,826
	All Other Payments or Benefits (4)	—	10,639	—	15,959	—
	Total	—	489,778	61,826	1,007,785	440,965
Lindsay Sorhondo	Cash Severance (1)	—	518,885	—	1,046,250	—
	LTIP Awards (2)	—	—	—	—	318,885
	Equity Acceleration (3)	—	—	58,677	58,677	58,677
	All Other Payments or Benefits (4)	—	—	—	—	—
	Total	—	518,885	58,677	1,104,927	377,562

(1)
Cash severance includes, as applicable, base salary continuation and payout under the 2025 STIP as described above.
(2)
Amounts include the payout based on actual results for the 2023-2025 LTIP awards, prorated by 100% based on the number of quarters elapsed in the performance period, in the case of death, disability or retirement. Amounts include the payout based on target results for the 2024-2026 LTIP awards, prorated by two thirds based on the number of quarters elapsed in the performance period, in the case of death, disability or retirement.
(3)
Value of equity acceleration is based on the closing price for a share of our common stock on January 2, 2026, the last trading day of our fiscal year. The value of accelerated stock options is determined using the difference between that closing price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. Due to stock price on January 2, 2026 as compared to the exercise prices of outstanding options, there was no value associated with accelerated stock options. The value of accelerated vesting of RSUs is determined by multiplying the closing share price by the number of shares of restricted stock units whose vesting is accelerated.
(4)
Reflects reimbursement of the employer-paid portion of COBRA premiums based on the current cost of health benefit premiums, continuing until the earlier of (a) if not in connection with a Change in Control, 12 months and (b) if in connection with a Change in Control, 18 months.

PROPOSAL 3:

Advisory Vote on Named Executive Officer Compensation

The Compensation Discussion and Analysis beginning on page 20 of this proxy statement describes our executive compensation program and the compensation of our named executive officers for the fiscal year ended January 3, 2026. The board of directors is asking stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers by voting “ FOR ” the following resolution:

RESOLVED, that the stockholders of KinderCare Learning Companies, Inc. APPROVE, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

As described in detail in the section titled “Compensation Discussion and Analysis”, we maintain an executive compensation program that ties pay to performance and seeks to:

•
Provide base salaries that are consistent with similar positions in similar companies;
•
Directly connect short-term incentive pay to company performance and achievement of corporate goals;
•
Align the interests of our named executive officers with those of our stockholders through the use of equity-based awards;
•
Provide benefits to our named executive officers that are generally the same as those provided to our other employees; and
•
Attract, motivate and retain talented executives in a competitive environment.

The board is asking stockholders to support this proposal. This proposal will be approved if a majority of the votes cast affirmatively or negatively on the matter is cast “for” the proposal. Although the vote we are asking you to cast is advisory and non-binding, the compensation committee and the Board value the views of our stockholders as expressed in their votes. The board and compensation committee will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.

The board of directors recommends a vote FOR
Proposal 3, the advisory vote on named executive officer compensation.

DIRECTOR COMPENSATION

In fiscal 2025, the compensation committee developed, with the assistance of its independent compensation consultant, a director compensation policy that went into effect following the 2025 Annual Meeting of Stockholders that was held on June 5, 2025. The policy consists of the following, effective June 6, 2025:

Annual Cash Retainers. Each non-employee member of the board of directors not associated with Partners Group received a $100,000 annual cash retainer. The chairman of the board of directors, lead independent director and chair of each committee of the board also received the additional annual cash retainers described below:

•
Chairman. The chairman of the board of directors received an additional annual cash retainer of $200,000, which was decreased from $240,000 in recognition of higher proportion of equity compensation to directors effective June 6, 2025.
•
Lead Independent Director and Nominating and Corporate Governance Committee Chair. Mr. Desravines served as the lead independent director and the chair of the nominating and corporate governance committee. The additional annual cash retainer for these positions was $50,000 on a combined basis.
•
Audit Committee Chair. The chair of the audit committee, which in fiscal 2025 was Mr. Nuzzo, received an additional annual cash retainer of $25,000.
•
Compensation Committee Chair. The chair of the compensation committee, which in fiscal 2025 was Ms. Deputy, received an additional annual cash retainer of $20,000. This was increased from $15,000 effective June 6, 2025 based upon the recommendation of our compensation consultant.

Annual RSU Grants. In addition to cash retainers, non-employee directors not associated with Partners Group also receive annual RSU grants in a dollar amount recommended by the compensation committee and approved by the board of directors. The annual RSU retainer amount was set at $150,000 effective June 6, 2025, the day following the 2025 Annual Meeting and the grant date for the 2025 annual RSU grant. Accordingly, the Company granted to Ms. Deputy, Mr. Desravines, Mr. Nuzzo, Ms. Waxenberg and Mr. Wyatt 13,914 RSUs under the 2022 Plan as the 2025 annual RSU grant. The RSUs vest upon the earlier of (a) the first anniversary of the grant date and (b) the date immediately preceding the date of the Company’s next annual meeting of stockholders following the grant date, in each case subject to continued service as a director through the applicable vesting date. The Company will make an annual RSU grant to the non-employee, non-Partners Group directors serving on the day following this Annual Meeting with a grant date value equal to $150,000 and the same vesting provisions as the 2025 Annual Meeting RSU grant.

Employee directors and directors associated with Partners Group do not receive compensation for their services as directors.

In addition, in order to bridge from the time of our IPO in October 2024 to the 2025 Annual Meeting, the Company granted to Ms. Deputy, Mr. Desravines, Mr. Nuzzo, and Ms. Waxenberg 3,594 RSUs under the 2022 Plan on March 14, 2025, which RSUs vested on June 1, 2025. This RSU award was prorated from October 2024 to June 2025 based upon the value of an annual RSU grant of $110,000, which was the annual grant value prior to the effective date of the change of our director compensation policy. The RSU grant to Mr. Wyatt on March 14, 2025 was further pro-rated to exclude the time during 2024 in which Mr. Wyatt was an employee and was 2,246 RSUs.

Mr. Wyatt served as chairman of the board of directors in fiscal 2025 and received the cash and equity compensation described above for fiscal 2025 until December 2, 2025. When Mr. Wyatt began serving as our chief executive officer effective December 2, 2025, Mr. Wyatt ceased receiving compensation as a director.

The following table sets forth information concerning compensation earned or paid to our directors during the year ended January 3, 2026 for their director service. Mr. Thompson, who was a director until December 2, 2025 and also was an employee during fiscal 2025, received no compensation for his service as director and therefore, is not included in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Tom Wyatt	293,796	193,856	487,652
Jean Desravines	150,000	215,923	365,923
Mike Nuzzo	125,000	215,923	340,923
Christine Deputy	116,250	215,923	332,173
Alyssa Waxenberg	100,000	215,923	315,923
Joel Schwartz (3)	—	—	—
Benjamin Russell (3)	—	—	—
Preston Grasty(3)	—	—	—

(1)
Amounts reflected in this column include cash fees earned by or paid for director service during fiscal 2025.
(2)
Reflects the grant date fair value of RSUs granted fiscal 2025, determined in accordance with FASB ASC Topic 718.
(3)
Messrs. Schwartz, Russell and Grasty are associated with Partners Group and do not receive compensation for their services as directors. Mr. Russell did not stand for re-election at the 2025 Annual Meeting and accordingly, his term expired on June 5, 2025. Mr. Grasty resigned from the board of directors on June 5, 2025.

Directors are reimbursed for expenses (including costs of travel, food and lodging) incurred in attending board, committee and stockholder meetings. Because most travel arrangements for non-employee directors’ attendance at board, committee and stockholder meetings were made by the Company, reimbursements for any non-employee director did not exceed the $10,000 threshold in fiscal 2025 and thus are not included in the table above.

Other than Mr. Wyatt, no director held any stock options as of January 3, 2026. Mr. Wyatt’s stock options and RSUs outstanding as of January 3, 2026 are summarized in the Outstanding Equity Awards at Fiscal Year-End Table. As of January 3, 2026, the aggregate number of RSUs held by each director listed in the table above, other than Mr. Wyatt, was as follows: Mr. Desravines 13,914 RSUs; Mr. Nuzzo, 13,914 RSUs; Ms. Deputy, 13,914 RSUs; Ms. Waxenberg, 13,914 RSUs; Mr. Schwartz, no RSUs; Mr. Russell, no RSUs, and Mr. Grasty, no RSUs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information with respect to the beneficial ownership of our common stock for (a) each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock, (b) each member of our board, including each nominee (Messrs. Nuzzo, Wyatt and Desravines), (c) each of our named executive officers, and (d) all of our current directors and executive officers as a group. For our directors and officers, the information is as of April 9, 2026. For other stockholders who beneficially own more than 5% of our outstanding shares of common stock, the shares owned are as of the dates provided in the most recent filings made by such stockholder with the SEC.

Beneficial ownership is determined in accordance with SEC rules. The information is not necessarily indicative of beneficial ownership for any other purpose. In general, under these rules, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power or investment power with respect to such security. A person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. To our knowledge, except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by that person.

The percentage of shares beneficially owned is computed on the basis of 118,428,299 shares of our common stock outstanding as of April 9, 2026. Unless otherwise indicated below, the address for each beneficial owner listed is c/o KinderCare Learning Companies, Inc., 5005 Meadows Road Lake Oswego, OR 97035.

	Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number	Percentage
5% Stockholders
Entities affiliated with PG (2)	81,418,736	68.8%
Directors and Named Executive Officers
Tom Wyatt(3)	4,963,610	4.2%
Christine Deputy	17,508	*
Jean Desravines	17,508	*
Michael Nuzzo	42,508	*
Joel Schwartz (4)	—	—
Alyssa Waxenberg	17,508	*
Tony Amandi	451,709	*
Jessica Harrah	139,270	*
Paul Thompson (5)	1,043,287	*
Lindsay Sorhondo (6)	160,846	*
All current executive officers and directors as a group (8 persons)	6,692,908	5.8%

* Less than one percent

(1)
Includes the following number of shares that could be acquired within 60 days of April 9, 2026 upon the exercise of then-outstanding stock options: Mr. Wyatt, 486,990 shares; Ms. Deputy, no shares; Mr. Desravines, no shares; Mr. Nuzzo, no shares; Mr. Schwartz, no shares; Ms. Waxenberg, no shares; Mr. Amandi, 132,397 shares; Ms. Harrah, 55,395 shares; Mr. Thompson, no shares; Ms. Sorhondo, 46,402 shares; and all current executive officers and directors as a group, 721,184 shares. Includes the following number of shares that could be acquired within 60 days of April 9, 2026 upon the vesting and settlement of then outstanding restricted stock units (RSUs): Mr. Wyatt, 13,914 shares; Ms. Deputy, 13,914 shares; Mr. Desravines, 13,914 shares; Mr. Nuzzo, 13,914 shares; Mr. Schwartz, no shares; Ms. Waxenberg, 13,914 shares; Mr. Amandi, no shares; Ms. Harrah, no shares; Mr. Thompson, no shares; Ms. Sorhondo, no shares; and all current executive officers and directors as a group, 69,570 shares.

(2)
Information as of December 31, 2024 based on a Schedule 13G filed by Partners Group Holding AG with the SEC on February 14, 2025. The address of Partners Group Holding AG is Zugerstrasse 57, 6341 Baar, Switzerland. As reported in the Schedule 13G, beneficial ownership of the Company’s common stock as of December 31, 2024 consists of (i) 71,083,886 shares held by Partners Group Client Access 13, L.P., Inc. (“Client Access 13”), (ii) 3,575,054 shares held by Partners Group Barrier Reef, L.P. (“Barrier Reef”), (iii) 417,090 shares held by Partners Group Hercules L.P. Inc. (“Hercules”), (iv) 715,011 shares held by Partners Group Hearst Opportunities Fund L.P. (“Hearst”), (v) 4,766,739 shares held by Partners Group Daintree Co-Invest, L.P. (“Daintree”), (vi) 715,011 shares held by Partners Group Access 768 L.P. (“Access 768”) and (vii) 145,945 shares held by Partners Group Direct Investments 2012 (EUR), L.P. Inc. (“Direct Investments 2012”). The general partner of Client Access 13 is Partners Group Client Access Management I Limited. The investment adviser of Partners Group Client Access Management I Limited is Partners Group AG (“PG AG”). The general partner of Barrier Reef is Partners Group Management XIII Limited. The investment adviser of Partners Group Management XIII Limited is PG AG. The general partner of Hercules is Partners Group Management X Limited. The investment adviser of Partners Group Management X Limited is Partners Group (USA) Inc. (“PG USA”). The general partner of Hearst is Partners Group Cayman Management II Limited. The investment adviser of Partners Group Cayman Management II Limited is PG USA. The general partner of Daintree is Partners Group Management XIII Limited. The investment adviser of Partners Group Management XIII Limited is PG AG. The general partner of Access 768 is Partners Group Management (Scots) LLP. The investment adviser of Partners Group Management (Scots) LLP is PG AG. The general partner of Direct Investments 2012 is Partners Group Management VIII Limited. The investment adviser of Partners Group Management VIII Limited is PG AG. PG AG and PG USA are each wholly-owned subsidiaries of Partners Group Holding AG. Partners Group Holding AG has sole voting and dispositive power over such shares held by each of Client Access 13, Barrier Reef, Hercules, Hearst, Daintree, Access 768 and Direct Investments 2012. The Board of Directors of Partners Group Holding AG controls the voting and dispositive power over such shares and consists of Steffen Meister, Dr. Marcel Erni, Alfred Gantner, Anne Lester, Gaelle Olivier, Urs Wietlisbach and Flora Zhao.
(3)
Includes (i) 116,989 shares held by the Sinha Family Trust (the “Sinha Trust”), (ii) 116,721 shares held by the Vaughan Living Trust (the “Vaughan Trust”), (iii) 57,999 shares held by the John T. Wyatt and Cheryl F. Wyatt Grandchild’s Trust for Nayana Fiorella Sinha (the “Nayana Sinha Trust”), (iv) 57,999 shares held by the John T. Wyatt and Cheryl F. Wyatt Grandchild’s Trust for Rohan Kumar Sinha (the “Rohan Sinha Trust”), (v) 57,999 shares held by the John T. Wyatt and Cheryl F. Wyatt Grandchild’s Trust for Luke Thomson Vaughan (the “Luke Vaughan Trust”) and (vi) 57,999 shares held by the John T. Wyatt and Cheryl F. Wyatt Grandchild’s Trust for Jack Wyatt Vaughan (the “Jack Vaughan Trust”). Shelby W. Sinha and Tuhin K. Sinha, as trustees of the Sinha Trust, have the shared power to vote and invest the shares held by such trust. Brett C. Vaughan and Jessica W. Vaughan, as trustees of the Vaughan Trust, have the shared power to vote and invest the shares held by such trust. Shelby W. Sinha and Jessica W. Vaughan, as trustees of each of the Nayana Sinha Trust, Rohan Sinha Trust, Luke Vaughan Trust and Jack Vaughan Trust, have the shared power to vote and invest the shares held by such trusts.
(4)
Mr. Schwartz is a partner of Partners Group. Mr. Schwartz disclaims beneficial ownership of the shares held by entities affiliated with PG.
(5)
Mr. Thompson ceased serving as a director and an executive officer on December 2, 2025. Information is based on Forms 4 filed with the SEC and KinderCare records. Includes (i) 97,913 shares held by the Alexis M. Thompson Irrevocable Family Trust (the “Alexis Thompson Trust”) and (ii) 97,913 shares held prior by the Collin D. Thompson Irrevocable Family Trust (the “Collin Thompson Trust”). Paul Thompson and Shannon Thompson, as the trustees of the Thompson Family Trust, have the shared power to vote and invest the shares held by such trust. Alexis Thompson, as the trustee of the Alexis Thompson Trust, has the sole power to vote and invest the shares held by such trust. Collin Thompson, as the trustee of the Collin Thompson Trust, has the sole power to vote and invest the shares held by such trust.
(6)
Ms. Sorhondo ceased serving as an executive officer on March 11, 2026 and her employment was terminated on April 4, 2026. Information is based on Forms 4 filed with the SEC and KinderCare records.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of January 3, 2026.

While we adopted an Employee Stock Purchase Plan (“ESPP”) in October 2024, we have not yet initiated any offerings under the ESPP and there were no awards granted under the ESPP during the fiscal years ended January 3, 2026 or December 28, 2024.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in first column)
Equity compensation plans approved by security holders
Amended and Restated 2022 Incentive Award Plan	2,946,203	$20.13	11,628,015
Employee Stock Purchase Plan	—	—	2,300,000
Equity compensation plans not approved by security holders	—	—	—
Total	2,946,203	$20.13	13,928,015

(1)
Total reflects shares underlying outstanding options (2,275,113) and RSUs (671,090) granted pursuant to the Amended and Restated 2022 Incentive Award Plan as of January 3, 2026.
(2)
Outstanding RSUs have no exercise price and are therefore excluded from the weighted average exercise price calculation.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their initial beneficial ownership of our securities and any subsequent changes. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. They must also provide us with copies of the reports.

Based solely on a review of the copies of such forms, and on written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements for the year ended January 3, 2026, with the exception of one late Form 4 filing for each of Ms. Deputy, Mr. Desravines, Mr. Nuzzo, Ms. Waxenberg, Ms. Harah, Mr. Amandi and Mr. Thompson and three late Form 4 filings for Mr. Wyatt, in each case due to administrative error. Such filings have been made prior to the time of filing this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

There have been no transactions since the beginning of fiscal 2025, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, except for the agreements described below. For the purposes of this disclosure, “related person” means our directors, nominees, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons.

Related Party Agreements

Stockholders Agreement

We are controlled by PG and its affiliates, which beneficially own an aggregate of approximately 70% of our common stock as of January 3, 2026.

In connection with our IPO, we entered into a stockholders agreement with PG and certain other then existing stockholders dated October 8, 2024 (the “Stockholders Agreement”), giving PG certain contractual rights. Other related persons that are stockholder parties to the Stockholders Agreement are Tom Wyatt and Paul Thompson, as well as their respective trusts.

Pursuant to the Stockholders Agreement, PG is entitled to designate individuals to be included in the slate of nominees recommended by our board of directors for election to our board of directors. So long as PG owns, in the aggregate, (i) greater than 50% of the total outstanding shares of our common stock, PG is entitled to nominate the lowest whole number of directors that is greater than 50% of the total number of directors, (ii) 50% or less, but at least 40%, PG is entitled to nominate the lowest whole number of directors that is greater than 40% of the total number of directors, (iii) less than 40% but at least 30%, PG is entitled to nominate the lowest whole number of directors that is greater than 30% of the total number of directors, (iv) less than 30% but at least 20%, PG is entitled to nominate the lowest whole number of directors that is greater than 20% of the total number of directors, and (v) less than 20% but at least 10%, PG is entitled to nominate the lowest whole number (such number always being equal to or greater than one) that is greater than 10% of the total number of directors.

In addition, the Stockholders Agreement provides that so long as PG owns at least 25% of our outstanding common stock, PG’s consent is required for us to (i) terminate, hire or appoint a chief executive officer, (ii) issue additional equity interests in our company or subsidiaries, subject to certain exceptions, (iii) other than in the ordinary course of business with vendors, customers and suppliers, enter into or effect any significant acquisition, and (iv) incur indebtedness for borrowed money aggregating to more than $100 million, subject to certain exceptions. Additionally, pursuant to the Stockholders Agreement, PG has the right to designate and remove one or more non-voting observers to our Board of Directors.

The Stockholders Agreement also requires us to indemnify directors designated by PG to the fullest extent permitted under the Delaware General Corporation Law.

Registration Rights Agreement

In connection with our IPO, we entered into a registration rights agreement dated October 8, 2024 with PG and Tom Wyatt and Paul Thompson as stockholders (the “Registration Rights Agreement”).

Under the Registration Rights Agreement, PG (and its permitted transferees) has the right to require the Company, in certain circumstances, at our expense, to file registration statements under the Securities Act of 1933, as amended, covering resales of shares of our common stock held by PG (and its permitted transferees). Additionally, the stockholders party to the Registration Rights Agreement have the right to require that we register their shares of common stock on registration statements filed by us in certain circumstances (customarily known as “piggyback rights”).

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel for PG, will be paid by us. The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as blackout periods, minimums and limitations on the number of shares to be included in an underwritten offering. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is governed by Delaware law. There were no amounts incurred under the Registration Rights Agreement in fiscal 2025.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and directors. We intend to enter into an indemnification agreement with each person that in the future serves as our director or officer. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law, subject to certain exceptions contained in those agreements.

Related Person Transactions Policy

We have adopted a written policy with respect to the review, approval and ratification of transactions directly or indirectly involving the Company or any of its subsidiaries as a participant, and any related person, in which the aggregate amount involved exceeds $120,000. Under the policy, our audit committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related person transactions, our audit committee will consider the relevant facts and circumstances to decide whether to approve such transactions, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Related person transactions must be approved or ratified by the audit committee based on full information about the proposed transaction and the related person’s interest.

ADDITIONAL INFORMATION

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the 2027 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on December 21, 2026.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at KinderCare Learning Companies, Inc., 5005 Meadows Road Lake Oswego, OR 97035. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to the anniversary date of the prior year’s annual meeting nor later than the tenth day following the day on which we first disclose the date of the current year’s annual meeting in a public announcement. Assuming the date of our 2027 annual meeting is not so advanced or delayed, stockholders who wish to make a proposal at the 2027 annual meeting must notify us no earlier than February 4, 2027 and no later than March 6, 2027. Such notice must provide the information required by our bylaws with respect to each matter the stockholder proposes to bring before the 2027 annual meeting. Any stockholder that intends to solicit proxies in support of a director nominee other than our nominees also must comply with Rule 14a-19 under the Exchange Act. A complete list of the requirements for nominating a candidate for director may be found in our bylaws. If you wish to obtain a free copy of our bylaws, please contact Investor Relations at KinderCare Learning Companies, Inc., 5005 Meadows Road Lake Oswego, OR 97035, or by email at investors@kindercare.com.

The chairperson of the meeting may disregard any business or nomination not properly brought before the meeting according to our bylaws and other applicable requirements.

Householding

Only one copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice or other Annual Meeting materials to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations. Stockholders residing at the same address and currently receiving only one copy may contact Investor Relations to request multiple copies in the future. Stockholders residing at the same address and currently receiving multiple copies may contact Investor Relations to request that only a single copy be delivered in the future. Contact Investor Relations by telephone (503) 872-1300, by mail at Investor Relations, KinderCare Learning Companies, Inc., 5005 Meadows Road Lake Oswego, OR 97035, or by email at investors@kindercare.com.

Voting by Telephone or the Internet

Provision has been made for you to vote your shares of common stock by telephone or via the Internet. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this proxy statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted by telephone or via the Internet must be received by 8:59 p.m. Pacific Time on June 3, 2026. Submitting your vote by telephone or via the Internet will not affect your right to vote during the meeting should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet voting procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders voting by phone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Other Matters

The board of directors does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures

EBIT, EBITDA, Adjusted EBITDA, and Adjusted EBITDA for LTIP

EBIT is defined as net loss adjusted for interest and income tax expense. EBITDA is defined as EBIT adjusted for depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for impairment losses, stock-based compensation, management and advisory fee expenses, acquisition related costs, non-recurring distribution and bonus expense, COVID-19 Related Stimulus, net, and other costs because these charges do not relate to the core operations of our business. Adjusted EBITDA for purposes of the LTIP is defined as Adjusted EBITDA adjusted for (i) new center pre-open expenses, (ii) long-term incentive and related plans, (iii) loss on closure of centers, (iv) other management adjustments, and (v) is inclusive of government stimulus funding, net of pass-through and other stimulus related expenses. We present EBIT, EBITDA, and adjusted EBITDA because we consider them to be important supplemental measures of our performance and believe they are useful to securities analysts, investors, and other interested parties. We believe adjusted EBITDA is helpful to investors in highlighting trends in our core operating performance compared to other measures, which can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.

The following table shows EBIT, EBITDA, adjusted EBITDA, and adjusted EBITDA for LTIP for the cumulative three years ended January 3, 2026 and the reconciliation to its most comparable GAAP measure, net loss, (in thousands):

Cumulative Three Year Period Ended
January 3, 2026
Net loss	$(103,162)
Add back:	$—
Interest expense	407,407
Interest income	(18,335)
Income tax expense	61,513
EBIT	$347,423
Add back:	$—
Depreciation and amortization	350,618
EBITDA	$698,041
Add back:	$—
Impairment losses (1)	228,146
Stock-based compensation (2)	136,866
Management and advisory fee expenses (3)	8,632
Acquisition related costs (4)	1,198
Non-recurring distribution and bonus expense (5)	19,287
COVID-19 Related Stimulus, net (6)	(247,087)
Other costs (7)	19,488
Adjusted EBITDA, as reported	$864,571
Add back:	$—
COVID-19 Related Stimulus, net (6)	247,087
Long-term incentive and related plans (8)	32,376
Loss on closure of centers(9)	11,087
New center pre-open expenses(10)	15,798
Other management adjustments (11)	23,932
Adjusted EBITDA for purposes of LTIP 2023-2025	$1,194,851

Explanation of add backs:

(1)
Represents impairment charges for goodwill and long-lived assets. Goodwill impairment was driven by the deterioration in our market capitalization from a continued decline in our stock price. Impairments of long-lived assets for the periods

A-1

presented was driven by center closures and reduced operating performance at certain centers due to the impact of changing demographics in certain locations in which we operate and current macroeconomic conditions on our overall operations.
(2)
Represents non-cash stock-based compensation expense in accordance with Accounting Standards Codification 718, Compensation: Stock Compensation, and excludes cash-settled, liability-classified stock-based compensation expense. Stock-based compensation excludes expense included within “Non-recurring distribution and bonus expense” as described in explanation (5) below.
(3)
Represents amounts incurred for management and advisory fees with related parties in connection with a management services agreement with Partners Group (USA), Inc., a related party of the Company, which was terminated upon completion of our IPO.
(4)
Represents costs incurred in connection with planned and completed acquisitions, including due diligence, transaction, integration, and severance related costs.
(5)
During March 2024, we recognized a one-time expense related to an advance distribution to holders of Class B PIUs. In connection with this distribution, we recognized a one-time bonus expense for holders of RSUs and stock options to account for the change in value associated with the March 2024 distribution for Class B PIUs. We do not routinely make distributions to Class B PIU holders in advance of a liquidity event or pay bonuses to RSU or stock option holders outside of normal vesting and we do not expect to do so in the future. In connection with our IPO, KC Parent, our direct parent prior to our IPO, distributed shares of our common stock then held by KC Parent to unitholders of KC Parent in proportion to their interests in KC Parent.
(6)
Includes expense reimbursements and revenue arising from the COVID-19 pandemic, net of pass-through expenses incurred as a result of certain grant requirements and professional fees incurred to calculate and file for credits.
(7)
Includes certain professional fees incurred for both contemplated and completed debt and equity transactions, costs expensed in connection with prior contemplated offerings, and loss on a sale and leaseback transaction. These costs represent items management believes are not indicative of core operating performance.
(8)
Includes long-term incentive plan and cash-settled stock-based compensation expense.
(9)
Represents center level expenses incurred after a center has been closed and includes lease termination fees.
(10)
Represents expenses incurred to prepare new centers for opening.
(11)
Other management adjustments include addbacks for board-approved value creation initiatives, restructuring and business optimization expenses, and accounting differences between Public Company Accounting Oversight Board and American Institute of Certified Public Accountants financial statements.

A-2

KINDERCARE LEARNING COMPANIES P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! X Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. KinderCare Learning Companies, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 9, 2026 Thursday, June 4, 2026 9:00 AM, Pacific Time Annual meeting to be held via the internet - please visit www.proxydocs.com/KLC for more details. YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Pacific Time, June 4, 2026. The Internet and telephone voting facilities for stockholders of record will close at 8:59 p.m., Pacific Time, on June 3, 2026. Internet: www.proxypush.com/KLC Cast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote Phone: 1-866-895-6974 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Paul Thompson and Anthony "Tony" Amandi (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of KinderCare Learning Companies, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment(s) thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

KINDERCARE LEARNING COMPANIES KinderCare Learning Companies, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1a, 1b, 2 AND 3 PROPOSAL KinderCare Learning Companies, Inc. Annual Meeting of Stockholders 1a. Election of two Class II director nominees to serve until the 2029 annual meeting of stockholders 1.01 Michael Nuzzo 1.02 John T. ("Tom") Wyatt 1b. Election of one Class I director nominee to serve until the 2028 annual meeting of stockholders 1.03 Jean Desravines 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2026; and 3. Approval, on an advisory basis, of the compensation of the Company's named executive officers * In their discretion, the proxies are authorized to vote upon any other business as may propoerly come before the meeting or at any adjournment(s) thereof. YOUR VOTE FOR WITHHOLD FOR WITHHOLD FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR Check here if you would like to attend the meeting in person. You must register to attend the meeting online and/or participate at www.proxydocs.com/KLC Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date